                                                                     Exhibit 4.1






===============================================================================


                       EXTENDICARE HEALTH SERVICES, INC.,


                                    Issuer,


                          THE GUARANTORS NAMED HEREIN,


                                   Guarantors


                                      and


                            THE BANK OF NOVA SCOTIA
                           TRUST COMPANY OF NEW YORK

                                    Trustee

                              ____________________

                                   INDENTURE

                          Dated as of December 2, 1997

                             _____________________


                                  $200,000,000

                    9.35% Senior Subordinated Notes Due 2007



===============================================================================

                       EXTENDICARE HEALTH SERVICES, INC.


               RECONCILIATION AND TIE BETWEEN TRUST INDENTURE ACT
              OF 1939 AND INDENTURE, DATED AS OF DECEMBER 2, 1997




TRUST INDENTURE
  ACT SECTION                                           INDENTURE SECTION

Section 310(a)(1)     ...............................   607
           (a)(2)     ...............................   607
           (b)        ...............................   608
Section 312(c)        ...............................   701
Section 314(a)        ...............................   703
           (a)(4)     ...............................   1008(a)
           (c)(1)     ...............................   103
           (c)(2)     ...............................   103
           (e)        ...............................   103
Section 315(b)        ...............................   601
Section 316(a)(last
           sentence)  ...............................   101 ("Outstanding")
           (a)(1)(A)  ...............................   502, 512
           (a)(1)(B)  ...............................   513
           (b)        ...............................   508
           (c)        ...............................   105(d)
Section 317(a)(1)     ...............................   503
           (a)(2)     ...............................   504
           (b)        ...............................   1003
Section 318(a)        ...............................   114


____________________
Note: This reconciliation and tie shall not, for any purpose be deemed part of this Indenture.

                               TABLE OF CONTENTS


                                                                           Page

PARTIES ...................................................................   1
RECITALS OF THE COMPANY ...................................................   1



                                  ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION


SECTION 101.  Definitions .................................................   2
Acquired Indebtedness .....................................................   2
Act .......................................................................   2
Additional Notes ..........................................................   3
Affiliate .................................................................   3
Agent Bank ................................................................   3
Arbor .....................................................................   3
Asset Sale ................................................................   3
Board of Directors ........................................................   4
Board Resolution ..........................................................   4
Business Day ..............................................................   4
Capital Lease Obligation ..................................................   4
Capital Stock .............................................................   4
Cash Equivalent ...........................................................   4
Change of Control .........................................................   4
Closing Date ..............................................................   5
Commission ................................................................   5
Common Stock ..............................................................   6
Company ...................................................................   6
Company Request or Company Order ..........................................   6
Consolidated EBITDA .......................................................   6
Consolidated Net Income ...................................................   6
Consolidated Tangible Assets ..............................................   7
Corporate Trust Office ....................................................   7
corporation ...............................................................   7
Default ...................................................................   7
Defaulted Interest ........................................................   7
Depositary ................................................................   7

____________________
Note: This table of contents shall not, for any purpose, be deemed to be a part of this Indenture.

                                                                           Page

Designated Senior Indebtedness ............................................   7
Disqualified Stock ........................................................   8
Equity Interests ..........................................................   8
Equity Offering ...........................................................   8
Event of Default ..........................................................   8
Exchange Act ..............................................................   8
Exchange Notes ............................................................   8
Exchange Offer ............................................................   8
Exchange Offer Registration Statement .....................................   8
Exempt Affiliate Transactions .............................................   8
Existing Indebtedness .....................................................   9
Extendicare ...............................................................   9
Federal Bankruptcy Code ...................................................   9
Fixed Charge Coverage Ratio ...............................................   9
Fixed Charges .............................................................  10
GAAP ......................................................................  10
guarantee .................................................................  10
Guarantor .................................................................  10
Hedging Obligations .......................................................  11
Indebtedness ..............................................................  11
Indenture .................................................................  11
Initial Notes .............................................................  11
Interest Payment Date .....................................................  11
Investments ...............................................................  11
Lender ....................................................................  12
Lien ......................................................................  12
Maturity ..................................................................  12
Moody's ...................................................................  12
Net Income ................................................................  12
Net Proceeds ..............................................................  12
New Credit Agreement ......................................................  13
Non-payment Event Default .................................................  13
Non-Recourse Debt .........................................................  13
Non-U.S. Person ...........................................................  13
Note Guarantee ............................................................  13
Notes .....................................................................  13
Obligations ...............................................................  13
Officers' Certificate .....................................................  13
Opinion of Counsel ........................................................  14
Outstanding ...............................................................  14
Paying Agent ..............................................................  15
Payment Event of Default ..................................................  15

                                                                           Page

Permitted Holders .........................................................  15
Permitted Investments .....................................................  15
Permitted Transferees .....................................................  16
Permitted Refinancing Indebtedness.........................................  16
Person ....................................................................  16
Predecessor Note ..........................................................  17
Preferred Stock ...........................................................  17
Purchase Money Obligations ................................................  17
QIB .......................................................................  17
Qualified Stock ...........................................................  17
Redemption Date ...........................................................  17
Redemption Price ..........................................................  17
Register and Note Registrar ...............................................  17
Registrar .................................................................  17
Registration Rights Agreement .............................................  17
Registration Statement ....................................................  18
Regular Record Date .......................................................  18
Regulation S ..............................................................  18
Related Businesses ........................................................  18
Restricted Investment .....................................................  18
Restricted Subsidiary .....................................................  18
Rule 144A .................................................................  18
Sale and Leaseback Transaction ............................................  18
Securities Act ............................................................  18
Senior Bank Debt ..........................................................  18
Senior Indebtedness .......................................................  18
Senior Revolving Debt .....................................................  19
Shelf Registration Statement ..............................................  19
S&P .......................................................................  19
Special Record Date .......................................................  19
Stated Maturity ...........................................................  19
Subordinated Indebtedness .................................................  19
Subsidiary ................................................................  19
Trust Indenture Act or TIA ................................................  20
Trustee ...................................................................  20
Unrestricted Subsidiary ...................................................  20
U.S. Government Obligations ...............................................  20
Voting Stock ..............................................................  21
Weighted Average Life to Maturity .........................................  21
Wholly Owned Restricted Subsidiary ........................................  21
SECTION 102.  Incorporation by Reference of Trust Indenture Act ...........  21
SECTION 103.  Compliance Certificates and Opinions ........................  22

                                                                           Page

SECTION 104.  Form of Documents Delivered to Trustee ......................  22
SECTION 105.  Acts of Holders .............................................  23
SECTION 106.  Notices, etc., to Trustee, Company and Subsidiary
                Guarantors ................................................  24
SECTION 107.  Notice to Holders; Waiver ...................................  25
SECTION 108.  Effect of Headings and Table of Contents ....................  26
SECTION 109.  Successors and Assigns ......................................  26
SECTION 110.  Separability Clause .........................................  26
SECTION 111.  Benefits of Indenture .......................................  26
SECTION 112.  Governing Law ...............................................  26
SECTION 113.  Legal Holidays ..............................................  26
SECTION 114.  Conflict of Any Provision of Indenture with Trust Indenture
                Act .......................................................  27


                                  ARTICLE TWO

                                   NOTE FORMS


SECTION 201.  Forms Generally .............................................  27
SECTION 202.  Restrictive Legends .........................................  28


                                 ARTICLE THREE

                                   THE NOTES


SECTION 301.  Title and Terms .............................................  30
SECTION 302.  Denominations ...............................................  31
SECTION 303.  Execution, Authentication, Delivery and Dating ..............  31
SECTION 304.  Temporary Notes .............................................  33
SECTION 305.  Registration, Registration of Transfer and Exchange .........  33
SECTION 306.  Book-Entry Provisions for U.S. Global Note ..................  34
SECTION 307.  Special Transfer Provisions .................................  36
SECTION 308.  Mutilated, Destroyed, Lost and Stolen Notes .................  39
SECTION 309.  Payment of Interest; Interest Rights Preserved ..............  40
SECTION 310.  Persons Deemed Owners .......................................  42
SECTION 311.  Cancellation ................................................  42
SECTION 312.  Issuance of Additional Notes ................................  42
SECTION 313.  Computation of Interest .....................................  43


                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

                                                                           Page

SECTION 401.  Satisfaction and Discharge of Indenture .....................  43
SECTION 402.  Application of Trust Money ..................................  44


                                  ARTICLE FIVE

                                    REMEDIES


SECTION 501.  Events of Default ...........................................  44
SECTION 502.  Acceleration of Maturity; Rescission and Annulment ..........  46
SECTION 503.  Collection of Indebtedness and Suits for Enforcement by
                Trustee ...................................................  47
SECTION 504.  Trustee May File Proofs of Claim ............................  48
SECTION 505.  Trustee May Enforce Claims Without Possession of Notes ......  49
SECTION 506.  Application of Money Collected ..............................  49
SECTION 507.  Limitation on Suits .........................................  49
SECTION 508.  Unconditional Right of Holders to Receive Principal,
                Premium and Interest ......................................  50
SECTION 509.  Restoration of Rights and Remedies ..........................  50
SECTION 510.  Rights and Remedies Cumulative ..............................  50
SECTION 511.  Delay or Omission Not Waiver ................................  51
SECTION 512.  Control by Holders ..........................................  51
SECTION 513.  Waiver of Past Defaults .....................................  51
SECTION 514.  Waiver of Stay or Extension Laws ............................  52
SECTION 515.  Waiver of Personal Liability of Directors, Officers,
                Employees and Stockholders ................................  52


                                  ARTICLE SIX

                                  THE TRUSTEE


SECTION 601.  Duties of Trustee ...........................................  52
SECTION 602.  Notice of Defaults ..........................................  53
SECTION 603.  Certain Rights of Trustee ...................................  54
SECTION 604.  Trustee Not Responsible for Recitals or Issuance of Notes ...  55
SECTION 605.  May Hold Notes ..............................................  55
SECTION 606.  Money Held in Trust .........................................  56
SECTION 607.  Compensation and Reimbursement ..............................  56
SECTION 608.  Corporate Trustee Required; Eligibility .....................  57
SECTION 609.  Resignation and Removal; Appointment of Successor ...........  57
SECTION 610.  Acceptance of Appointment by Successor ......................  59
SECTION 611.  Merger, Conversion, Consolidation or Succession to
                Business ..................................................  59

                                 ARTICLE SEVEN

                      HOLDERS LISTS AND REPORTS BY TRUSTEE

                                                                           Page

SECTION 701.  Disclosure of Names and Addresses of Holders ................  60
SECTION 702.  Reports by Trustee  .........................................  60


                                 ARTICLE EIGHT

                       CONSOLIDATION, MERGER, CONVEYANCE,
                               TRANSFER OR LEASE


SECTION 801.  Company May Consolidate, etc., Only on Certain Terms ........  60
SECTION 802.  Successor Substituted  ......................................  62


                                  ARTICLE NINE

                    SUPPLEMENTS AND AMENDMENTS TO INDENTURE
                              AND NOTE GUARANTEES


SECTION 901.  Without Consent of Holders ..................................  62
SECTION 902.  With Consent of Holders .....................................  63
SECTION 903.  Execution of Supplemental Indentures ........................  64
SECTION 904.  Effect of Supplemental Indentures ...........................  65
SECTION 905.  Conformity with Trust Indenture Act .........................  65
SECTION 906.  Reference in Notes to Supplemental Indentures ...............  65
SECTION 907.  Notice of Supplemental Indentures ...........................  65


                                  ARTICLE TEN

                                   COVENANTS


SECTION 1001.  Payment of Principal, Premium, if any, and Interest ........  65
SECTION 1002.  Maintenance of Office or Agency ............................  66
SECTION 1003.  Money for Note Payments to Be Held in Trust ................  66
SECTION 1004.  Corporate Existence ........................................  68
SECTION 1005.  Payment of Taxes and Other Claims ..........................  68
SECTION 1006.  Maintenance of Properties ..................................  68
SECTION 1007.  Insurance ..................................................  68
SECTION 1008.  Statement by Officers As to Default ........................  69
SECTION 1010.  Limitation on Incurrence of Indebtedness and Issuance of
                 Preferred Stock ..........................................  70

                                                                           Page

SECTION 1011.  Limitation on Restricted Payments ..........................  71
SECTION 1012.  Limitation on Issuances and Sales of Capital Stock of
                 Restricted Subsidiaries ..................................  74
SECTION 1013.  Limitation on Transactions with Affiliates .................  74
SECTION 1014.  Limitation on Liens ........................................  75
SECTION 1015.  Purchase of Notes upon a Change of Control .................  75
SECTION 1016.  Limitation on Certain Asset Sales ..........................  77
SECTION 1017.  Unrestricted Subsidiaries ..................................  79
SECTION 1018.  Limitation on Dividends and Other Payment Restrictions
                 Affecting Restricted Subsidiaries ........................  80
SECTION 1019.  Waiver of Certain Covenants ................................  81
SECTION 1020.  Payment for Consent ........................................  81
SECTION 1021.  Limitation on Layering Debt ................................  81
SECTION 1022.  Line of Business ...........................................  82


                                 ARTICLE ELEVEN

                              REDEMPTION OF NOTES


SECTION 1101.  Right of Redemption ........................................  82
SECTION 1102.  Applicability of Article ...................................  82
SECTION 1103.  Election to Redeem; Notice to Trustee ......................  83
SECTION 1104.  Selection by Trustee of Notes to Be Redeemed ...............  83
SECTION 1105.  Notice of Redemption .......................................  83
SECTION 1106.  Deposit of Redemption Price ................................  84
SECTION 1107.  Notes Payable on Redemption Date ...........................  84
SECTION 1108.  Notes Redeemed in Part .....................................  85


                                 ARTICLE TWELVE

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE


SECTION 1201.  Company Option to Effect Legal Defeasance or Covenant
                 Defeasance ...............................................  85
SECTION 1202.  Legal Defeasance and Discharge .............................  85
SECTION 1203.  Covenant Defeasance ........................................  86
SECTION 1204.  Conditions to Legal Defeasance or Covenant Defeasance ......  86
SECTION 1205.  Deposited Money and U.S. Government Obligations to Be
                 Held in Trust; Other Miscellaneous Provisions ............  88
SECTION 1206.  Reinstatement ..............................................  88


                                ARTICLE THIRTEEN

                                   GUARANTEES


                                                                           Page

SECTION 1301.  Note Guarantees ............................................  89
SECTION 1302.  Execution and Delivery of Note Guarantee ...................  90
SECTION 1303.  Severability ...............................................  91
SECTION 1304.  Seniority of Guarantees ....................................  91
SECTION 1305.  Limitation of Guarantor's Liability ........................  91
SECTION 1306.  Contribution ...............................................  91
SECTION 1307.  Release of a Guarantor .....................................  92
SECTION 1308.  Benefits Acknowledged ......................................  93
SECTION 1309.  Issuance of Guarantees by Certain New Restricted
                 Subsidiaries .............................................  93


                                ARTICLE FOURTEEN

                                 SUBORDINATION


SECTION 1401.  Notes Subordinate to Senior Indebtedness ...................  93
SECTION 1402.  Payment over by the Company of Proceeds upon
                 Dissolution, etc .........................................  94
SECTION 1403.  Suspension of Payment on Notes When Senior Indebtedness
                 of the Company in Default ................................  95
SECTION 1404.  Payment Over  by Guarantors of Proceeds upon
                 Dissolution, etc .........................................  96
SECTION 1405.  Suspension of Payment on Note Guarantees When Senior
                 Indebtedness of Guarantor in Default .....................  97
SECTION 1406.  Payment Permitted If No Default ............................  98
SECTION 1407.  Subrogation to Rights of Holders of Senior Indebtedness ....  98
SECTION 1408.  Provisions Solely to Define Relative Rights ................  98
SECTION 1409.  Trustee to Effectuate Subordination ........................  99
SECTION 1410.  No Waiver of Subordination Provisions ......................  99
SECTION 1411.  Notice to Trustee ..........................................  99
SECTION 1412.  Reliance on Judicial Order or Certificate of Liquidating
                 Agent .................................................... 100
SECTION 1413.  Rights of Trustee As a Holder of Senior Indebtedness;
                 Preservation of Trustees Rights .......................... 100
SECTION 1414.  Article Applicable to Paying Agents ........................ 101
SECTION 1415.  No Suspension of Remedies .................................. 101
SECTION 1416.  Trust Moneys Not Subordinated .............................. 101
SECTION 1417.  Trustee Not Fiduciary for Holders of Senior Indebtedness ... 101

                                    EXHIBITS




                                                                           Page

Exhibit A - Form of Note .................................................. A-1
Exhibit B - Form of Note Guarantee ........................................ B-1
Exhibit C - Form of Certificate to Be Delivered in Connection with Transfers to Non-QIB Institutional Accredited Investors ................. C-1
Exhibit D - Form of Certificate to Be Delivered in Connection with Transfers
            Pursuant to Regulation S ...................................... D-1

     INDENTURE, dated as of December 2, 1997 among Extendicare Health Services, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), the Guarantors (as hereinafter defined) and The Bank of Nova Scotia Trust Company of New York, a trust company duly organized and existing under the laws of New York, trustee (herein called the "Trustee").


                            RECITALS OF THE COMPANY

     The Company has duly authorized the creation of and issue of 9.35% Senior Subordinated Notes Due 2007 (herein called the "Initial Notes"), and 9.35% Series B Senior Subordinated Notes Due 2007 (the "Exchange Notes" and, together with the Initial Notes, the "Notes") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

     Each of the Guarantors has duly authorized its guarantee of the Notes, and to provide therefor each of them has duly authorized the execution and delivery of this Indenture.

     Upon the issuance of the Exchange Notes, if any, or the effectiveness of the Shelf Registration Statement (as defined herein), this Indenture will be subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

     All things necessary have been done to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company and to make this Indenture a valid agreement of the Company and the Guarantors, each in accordance with their respective terms.

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                  ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

     SECTION 101.  Definitions.

     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

           (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

           (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein, and the terms "cash transaction" and "self-liquidating paper", as used in TIA Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the Trust Indenture Act;

           (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles; and

           (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

     Certain terms, used principally in Article Two, Eight, Ten and Twelve are defined in that Article.

     "Acquired Indebtedness" means, with respect to any specified Person, (i) any Indebtedness or Disqualified Stock of any other Person existing at the time such other Person is merged with or into or becomes a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person, and in either case for purposes of this Indenture, shall be deemed to be incurred by such specified Person at the time such other Person is merged with or into or becomes a Restricted Subsidiary of such specified Person or at the time such asset is acquired by such specified Person, as the case may be.

     "Act", when used with respect to any Holder, has the meaning specified in Section 105.

     "Additional Notes" has the meaning specified in Section 312.

     "Affiliate" of any specified Person means (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (ii) any other Person who is a director or executive officer of (a) such specified Person or (b) any Person described in the preceding clause (i). For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

     "Agent Bank" means NationsBank, N.A. and its successors under the New Credit Agreement, in its capacity as agent.

     "Arbor" means Arbor Health Care Company, a Delaware corporation.

     "Asset Sale" means with respect to any Person, the sale, lease, conveyance or other disposition, by such Person of any of its assets (including, without limitation, (w) a sale and leaseback, (x) the issuance, sale or other transfer of any Equity Interests in any Restricted Subsidiary of the Company, (y) the sale or transfer of Equity Interests in any Unrestricted Subsidiary and (z) the receipt of proceeds of insurance paid on account of the loss of or damage to any asset and awards of compensation for any asset taken by condemnation, eminent domain or similar proceeding, and including the receipt of proceeds of business interruption insurance), in each case, in one or a series of related transactions, that have a fair market value in excess of $1,000,000 or for Net Proceeds in excess of $1,000,000; provided that notwithstanding the foregoing, the term "Asset Sale" shall not include: (a) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company, in accordance with the terms of
Section 801, (b) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business consistent with past practice, (c) a transfer of assets by the Company to a Wholly Owned Restricted Subsidiary of the Company or by a Wholly Owned Restricted Subsidiary of the Company to the Company or to another Wholly Owned Restricted Subsidiary of the Company, (d) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary of the Company to the Company or to another Wholly Owned Restricted Subsidiary of the Company, provided that the consideration paid by the Company or such Wholly Owned Restricted Subsidiary of the Company for such Equity Interests shall be deemed to be an Investment, (e) the sale or other disposition of cash or Cash Equivalents, (f) a Restricted Payment that is permitted by Section 1011, (g) sales of property or equipment that have become worn out, obsolete or damaged, or (h) the designation of any Restricted Subsidiary as an Unrestricted Subsidiary or the contribution to the capital of any Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture.

     "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and
Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means (i) in the case of a corporation, capital stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalent" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities not more than six months from the date of acquisition, (b) U.S. dollar denominated (or foreign currency fully hedged) time deposits, certificates of deposit, Eurodollar time deposits or Eurodollar certificates of deposit of (i) any domestic commercial bank of recognized standing having capital and surplus in excess of $500 million or (ii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Lender"), in each case with maturities of not more than six months from the date of acquisition, and
(c) commercial paper issued by any Approved Lender (or by the parent company thereof) and maturing within six months of the date of acquisition.

     "Change of Control" means such time as either:

           (i) any Person or group (within the meaning of Section 13(d) or 14(d) of the Exchange Act) other than the Permitted Holders has become, directly or indirectly, the beneficial owner, by way of merger, consolidation or otherwise, of (A) 35% or more of the voting power of the Voting Stock of Extendicare on a fully-diluted basis and the Permitted Holders beneficially own, directly or indirectly, Voting Stock of Extendicare that represents a lesser percentage of the aggregate voting power of all classes of Voting Stock of Extendicare, voting together as a single class, than such person or group, or (B) 50% or more of the voting power of the Voting Stock of the Company on a fully diluted basis, after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of the Company convertible or exercisable for Voting Stock of the Company (in each case, whether or not such securities are then currently convertible or exercisable); or

           (ii) the sale, lease or transfer to any Person or Group of all or substantially all of the assets of (A) the Company, other than in compliance with the terms of Section 801 or (B) Extendicare, other than to the Permitted Holders; or

           (iii) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Board of Directors of Extendicare or the Company, together with any new members of such Board of Directors whose election by such Board of Directors or whose nomination for election by the stockholders of Extendicare or the Company, as applicable, was approved by a vote of a majority of the members of such Board of Directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the directors of Extendicare or the Company then in office; or

           (iv) Extendicare or the Company consolidates or amalgamates with or merges with or into another Person or any Person consolidates or amalgamates with, or merges with or into, Extendicare or the Company (in the case of the Company, whether or not in compliance with the terms of this Indenture ), in any such event pursuant to a transaction in which immediately after the consummation thereof Persons owning a majority of the Voting Stock of Extendicare or the Company, as applicable, immediately prior to such consummation shall cease to own a majority of the Voting Stock of Extendicare or the Company, as applicable, or the surviving entity if other than Extendicare or the Company.

     "Closing Date" means the date on which the Initial Notes are originally issued under this Indenture.

     "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Notes Exchange Act of 1934, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     "Common Stock" means, with respect to any Person, any and all shares, interests, participations and other equivalents (however designated, whether voting or non-voting) of such Person's Common Stock, whether now outstanding or issued after the date of this Indenture, and includes, without limitation, all series and classes of such Common Stock.

     "Company" means the Person named as the "Company" in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

     "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman, its President, any Vice President, its Treasurer or an Assistant Treasurer, and delivered to the Trustee.

     "Consolidated EBITDA" means, with respect to any Person for any period, the sum of, without duplication, (i) the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, plus (ii) the Fixed Charges for such period, plus (iii) provision for taxes based on income or profits for such period (to the extent such income or profits were included in computing Consolidated Net Income for such period), plus (iv) consolidated depreciation, amortization and other noncash charges of such Person and its Restricted Subsidiaries required to be reflected as expenses on the books and records of such Person, minus (v) cash payments with respect to any nonrecurring, noncash charges previously added back pursuant to clause (iv), and excluding (vi) the impact of foreign currency translations. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and other noncash charges of, a Restricted Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated EBITDA only to the extent (and in the same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to such Person by such Restricted Subsidiary without prior approval (unless such approval has been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions actually paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (unless such approval has been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) solely for purposes of Section 1011, the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of a change in accounting principles shall be excluded.

     "Consolidated Tangible Assets" means, as of the date of determination, the total assets, less goodwill and other intangibles (other than patents, trademarks, copyrights, licenses and other intellectual property), shown on the balance sheet of the Company and its Restricted Subsidiaries as of the most recent date for which such a balance sheet is available, determined on a consolidated basis in accordance with GAAP less all write-ups (other than writeups in connection with acquisitions) subsequent to the date of this Indenture in the book value of any asset (except any such intangible assets) owned by the Company or any of its Restricted Subsidiaries.

     "Corporate Trust Office" means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at One Liberty Plaza, 23rd Floor, New York, New York 10006, except that with respect to presentation of Notes for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee at which, at any particular time, its corporate trust and agency business shall be conducted.

     "corporation" includes corporations, associations, companies and business trusts.

     "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     "Defaulted Interest" has the meaning specified in Section 309.

     "Depositary" means The Depository Trust Company, its nominees and successors.

     "Designated Senior Indebtedness" means (i) so long as the Senior Bank Debt is outstanding, the Senior Bank Debt and (ii) any other Senior Indebtedness permitted under this Indenture the principal amount of which is $50 million or more and that has been designated by the Company as "Designated Senior Indebtedness."

     "Disqualified Stock" means (a) with respect to any Person, Capital Stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date which is one year after the date on which the Notes mature and (b) with respect to any Restricted Subsidiary of such Person (including with respect to any Restricted Subsidiary of the Company), any Capital Stock other than any Common Stock with no preference, privileges, or redemption or repayment provisions.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock), whether outstanding prior to, on or after the date of this Indenture.

     "Equity Offering" means a public or private offering of Capital Stock (other than Disqualified Stock) of the Company and shall be deemed to include, without limitation, any capital contribution (whether or not against the issuance of additional Capital Stock of the Company) by Extendicare or its subsidiaries (other than the Company) to the Company.

     "Event of Default" has the meaning specified in Section 501.

     "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

     "Exchange Notes" has the meaning stated in the first recital of this Indenture and refers to any Exchange Notes containing terms substantially identical to the Initial Notes (except that such Exchange Notes shall not contain terms with respect to the interest rate step-up provision and transfer restrictions) that are issued and exchanged for the Initial Notes pursuant to the Registration Right Agreement and this Indenture.

     "Exchange Offer" means the exchange offer that may be effected pursuant to the Registration Rights Agreement.

     "Exchange Offer Registration Statement" means the Exchange Offer Registration Statement as defined in the Registration Rights Agreement.

     "Exempt Affiliate Transactions" means (a) transactions between or among the Company and/or its Wholly Owned Restricted Subsidiaries, (b) advances to officers of the Company or any Restricted Subsidiary of the Company in the ordinary course of business to provide for the payment of reasonable expenses incurred by such persons in the performance of their responsibilities to the Company or such Restricted Subsidiary or in connection with any relocation, (c) fees and compensation paid to and indemnity provided on behalf of directors, officers or employees of the Company or any Restricted Subsidiary of the Company in the ordinary course of business, (d) any employment agreement that is in effect on the date of this Indenture in the ordinary course of business and any such agreement entered into by the Company or a Restricted Subsidiary of the Company after the date of this Indenture in the ordinary course of business of the Company or such Restricted Subsidiary, (e) any Restricted Payment that is not prohibited by Section 1011, (f) payment of premiums to and the receipt of proceeds of insurance from, Laurier Indemnity Company and Laurier Indemnity Company, Ltd. and (g) payments to or receipts from Extendicare Holdings, Inc. pursuant to any tax sharing agreement entered into for the purpose of preparing a consolidated tax return of Extendicare Holdings, Inc.

     "Existing Indebtedness" means the Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the New Credit Agreement) in existence on the date of this Indenture, until such amounts are repaid.

     "Extendicare" means Extendicare Inc., the Company's indirect parent.

     "Federal Bankruptcy Code" means the Bankruptcy Act of Title 11 of the United States Code, as amended from time to time.

     "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated EBITDA of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, guarantees or repays or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the four-quarter reference period for which the Fixed Charge Coverage Ratio is being calculated but on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. For purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period, and (ii) the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

     "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period (net of any interest income) including, without limitation, amortization of original issue discount, noncash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations, but excluding amortization of deferred financing charges for such period, (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, (iii) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such guarantee or Lien is called upon) and (iv) the product of (a) all cash dividend payments (and noncash dividend payments in the case of a Person that is a Restricted Subsidiary) on any series of preferred stock of such Person payable to a party other than the Company or a Wholly Owned Restricted Subsidiary, multiplied by (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, on a consolidated basis and in accordance with GAAP.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession of the United States that are applicable to the circumstances as of the date of determination.

     "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Guarantor" means each existing Restricted Subsidiary of the Company organized within the United States (excluding inactive subsidiaries as of the date hereof), each Restricted Subsidiary of the Company organized within the United States formed or acquired (and each other Person that becomes a Restricted Subsidiary of the Company) after the date of this Indenture and each other Restricted Subsidiary of the Company organized within the United States that guarantees the Company's obligations under the New Credit Agreement or any other Senior Indebtedness; provided, that the definition of "Guarantors" shall exclude any inactive Restricted Subsidiary of the Company prior to the date of the merger of AHC Acquisition Corp. with and into Arbor pursuant to a Merger Agreement dated as of September 29, 1997 among Extendicare Inc., Arbor and AHC Acquisition Corp.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person entered into in the ordinary course of business under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and other similar financial agreements or arrangements designed to protect such Person against, or manage the exposure of such Person to, fluctuations in interest rates, and (ii) forward exchange agreements, currency swap, currency option and other similar financial agreements or arrangements designed to protect such Person against, or manage the exposure of such Person to, fluctuations in foreign currency exchange rates.

     "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations, or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable incurred in the ordinary course of business, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the guarantee by such Person of any Indebtedness of any other Person.

     "Indenture" means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

     "Initial Notes" has the meaning stated in the first recital of this Indenture.

     "Interest Payment Date" means the Stated Maturity of an installment of interest on the Notes.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding advances to officers and employees of the type specified in clause (b) of the definition of Exempt Affiliate Transactions), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP, provided that an acquisition of assets, Equity Interests or other securities by the Company or any of its Restricted Subsidiaries for consideration consisting solely of Equity Interests (other than Disqualified Stock) of the Company or Extendicare shall not be deemed to be an Investment, and provided further that Investments shall not be deemed to include extensions of trade credit by the Company or any of its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices.

     "Lender" shall mean a lender under the New Credit Agreement.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Maturity", when used with respect to any Note, means the date on which the principal of such Note or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption or otherwise.

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Net Income" means, with respect to any Person for any period, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

     "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any noncash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions), taxes paid or payable as a result thereof, and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "New Credit Agreement" means that certain credit agreement, dated as of the date of this Indenture, by and among the Company and NationsBank, N.A., as agent, and the lenders parties thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, increased, renewed, refunded, replaced, restated or refinanced from time to time.

     "Non-payment Event Default" means any event (other than a Payment Event of Default) the occurrence of which entitles one or more Persons to accelerate the maturity of any Designated Senior Indebtedness.

     "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Restricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

     "Non-U.S. Person" means a Person that is not a "U.S. Person" as defined in Regulation S.

     "Note Guarantee" means with respect to each Guarantor, the unconditional guarantee by such Guarantor, pursuant to Article Thirteen.

     "Notes" has the meaning stated in the first recital of this Indenture and more particularly means any Notes authenticated and delivered under this Indenture. For all purposes of this Indenture, the term "Notes" shall include any Exchange Notes to be issued and exchanged for any Notes pursuant to the Registration Rights Agreement and this Indenture and, for purposes of this Indenture, all Initial Notes and Exchange Notes shall vote together as one series of Notes under this Indenture.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Officers' Certificate" means a certificate signed by the Chairman, the Chief Executive Officer, President or any Vice President, and by the Chief Financial Officer,

Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, or any Guarantor, and delivered to the Trustee.

     "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, including an employee of the Company, and who shall be acceptable to the Trustee.

     "Outstanding", when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

           (a) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation; and

           (b) Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

           (c) Notes, except to the extent provided in Sections 1202 and 1203, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article Twelve; and

           (d) Notes which have been paid pursuant to Section 308 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands the Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, consent, notice or waiver hereunder, and for the purpose of making the calculations required by TIA Section 313, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor.

     "Paying Agent" means The Bank of Nova Scotia Trust Company of New York and any successor (including the Company acting as Paying Agent) authorized by the Company to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Company.

     "Payment Default" has the meaning specified in Section 501.

     "Payment Event of Default" has the meaning specified in Section 1403.

     "Permitted Holders" means, as of the date of determination, Kingfield Investments Limited and Scotia Investments Limited and their respective Affiliates (in each case, so long as controlled by (i) in the case of Kingfield Investments Limited, H. Michael Burns or his Permitted Transferees and (ii) in the case of Scotia Investments Limited, members of the family of the late R. A. Jodrey or his Permitted Transferees).

     "Permitted Investments" means (a) any Investments in the Company; (b) any Investments in Cash Equivalents; (c) Investments made as a result of the receipt of noncash consideration from an Asset Sale that was made pursuant to and in compliance with Section 1016; (d) Investments outstanding as of the date of this Indenture ; (e) Investments in Wholly Owned Restricted Subsidiaries of the Company and any entity that (i) is engaged in the same or a similar line of business as the Company or any of its Restricted Subsidiaries was engaged in on the date of this Indenture or any Related Businesses and (ii) as a result of such Investment, becomes a Wholly Owned Restricted Subsidiary of the Company or such entity is merged or consolidated with or into, or transfer or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Restricted Subsidiary of the Company (or, if the Investment in the entity is by means of a tender offer for Capital Stock of such entity, Capital Stock is acquired in an amount sufficient under the laws of the jurisdiction of incorporation of such entity to cause the subsequent merger of such entity with the Company or a Wholly Owned Restricted Subsidiary, provided that such merger is completed within 90 days of the completion of the tender offer); (f) Hedging Obligations to the extent permitted under clause (vi) of Section 1010(b) ; (g) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (g) that are at the time outstanding, not to exceed $7.0 million; (h) loans and advances to employees made in the ordinary course of business; (i) Investments in prepaid expenses, negotiable instruments held for collection, and lease, utility and worker's compensation, performance and other similar deposits; and (j) Investments made in exchange for accounts receivable arising in the ordinary course of business which have not been collected for 270 days and which are, in the good faith of the Company and its Restricted Subsidiaries, substantially uncollectible.

     "Permitted Transferees" means, with respect to any Person: (i) the referent Person's parents, spouse, siblings, children (natural or adopted), grandchildren or other issue; (ii) trusts the primary beneficiaries of which are any of the foregoing persons or any charitable organization designated by any of them, which trusts are controlled, directly or indirectly, by the referent Person and any of the persons under clauses (i) or (iv); (iii) corporations, partnerships, limited liability companies and other persons if at least 80% of the economic interest in any such person is owned by the referent Person and any of the persons under clause (i) or any charitable organization designated by any of them; and (iv) in the case of any person in clause (i), the heirs, executors, administrators or personal representatives upon the death of such person or upon the incompetency or disability of such person for the purposes of the protection and management of such individual's assets.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries; provided that: (i) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded plus the lesser of the amount of any premium required to be paid in connection with such refinancings pursuant to the terms of such indebtedness or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary of the Company that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Person" means any individual, corporation, limited or general partnership, joint venture, association, joint stock company, trust unincorporated organization or government or any agency or political subdivision thereof.

     "Predecessor Note" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 308 in exchange for a mutilated security or in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

     "Preferred Stock" means, with respect to any person, any and all shares, interests, partnership interests, participations, rights in or other equivalents (however designated) of such person's preferred or preference stock, whether now outstanding or issued after the Closing Date, and including, without limitation, all classes and series of preferred or preference stock of such person.

     "Purchase Money Obligations" of any Person means any obligations of such Person to any seller or any other Person incurred or assumed to finance the construction and/or acquisition of real or personal property to be used in the business of such Person or any of its Subsidiaries in an amount that is not more than 100% of the cost of such property, and incurred within 90 days after the date of such construction or acquisition (excluding accounts payable to trade creditors incurred in the ordinary course of business); provided, however, that any Lien on such Indebtedness shall not extend to any property other than the property so acquired or constructed.

     "QIB" means a "Qualified Institutional Buyer" under Rule 144A.

     "Qualified Stock" of any person means any and all Capital Stock of such person, other than Disqualified Stock.

     "Redemption Date", when used with respect to any Note to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

     "Redemption Price", when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

     "Register" and "Note Registrar" have the respective meanings specified in Section 305.

     "Registrar" means The Bank of Nova Scotia Trust Company of New York and any successor authorized by the Company to act as Registrar.

     "Registration Rights Agreement" means the Registration Rights Agreement between the Company, the Guarantors and the Initial Purchasers named therein, dated as of December 2, 1997 relating to the Notes.

     "Registration Statement" means the Registration Statement as defined in the Registration Rights Agreement.

     "Regular Record Date" for the interest payable on any Interest Payment Date means the May 31 or November 30 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

     "Regulation S" means Regulation S under the Securities Act.

     "Related Businesses" means the business conducted by the Company and its Restricted Subsidiaries as of the date of this Indenture and any and all healthcare service businesses that in the good faith judgment of the Board of Directors of the Company are materially related businesses, which shall include the operation of Nursing Facilities, long-term and specialty healthcare services, skilled nursing care, subacute care, rehabilitation programs, therapies, pharmaceutical services, participation in provider service organizations, health care information services business, distribution of medical supplies, geriatric care and home healthcare or other businesses which provide ancillary services to residents in long-term and specialty healthcare facilities.

     "Restricted Investment" means any Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary of the referent Person.

     "Rule 144A" means Rule 144A under the Securities Act.

     "Sale and Leaseback Transaction" means any transaction or series of related transactions pursuant to which a person sells or transfers any property or asset in connection with the leasing, or the resale against installment payments, of such property or asset to the seller or transferor.

     "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations thereunder.

     "Senior Bank Debt" means the Obligations outstanding under the New Credit Agreement.

     "Senior Indebtedness" means (i) the Senior Bank Debt and (ii) any other Indebtedness permitted to be incurred by the Company or any Guarantor under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to any Indebtedness for money borrowed.

Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include (w) any liability for federal, state, local or other taxes owed or owing, (x) any Indebtedness of the Company to any of its Restricted Subsidiaries or other Affiliates, (y) any trade payables or (z) any Indebtedness to the extent that it is incurred in violation of this Indenture .

     "Senior Revolving Debt" means revolving credit borrowings and letters of credit under the New Credit Agreement and/or any successor facility or facilities.

     "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw Hill, Companies, and its successors

     "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 309.

     "Stated Maturity" means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable and, when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness or any installment of interest thereon is due and payable.

     "Subordinated Indebtedness" means Indebtedness of the Company or a Guarantor that is subordinated in right of payment to the Notes or the Note Guarantee issued by such Guarantor, as the case may be.

     "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

     "Subsidiary Guarantor" shall have the same meaning as Guarantor.

     "Tranche C Loan" means a loan made under the $200,000,000 Tranche C Loan Facility under the New Credit Agreement.

     "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed, except as provided in Section 905.

     "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

     "Unrestricted Subsidiary" means (i) any Person that (a) at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below and (b) would, but for such designation, be a Restricted Subsidiary of the Company and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Restricted Subsidiary of the Company to be an Unrestricted Subsidiary unless at the time of designation, such Subsidiary or any Subsidiary of such Subsidiary owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary of the Company; provided, however, that the amount of the Investment by the Company or any of its Restricted Subsidiaries in such Unrestricted Subsidiary would be permitted under Section 1011 as a "Restricted Payment" after giving effect to the designation; and provided further that any Indebtedness incurred by any Unrestricted Subsidiary shall be Non-Recourse Debt. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving pro forma effect to such designation (1) the Company could incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test in Section 1010 and (2) no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing provisions.

     "U.S. Government Obligations" means (i) securities that are (a) direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof; and (ii) depositary receipts issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in clause (i) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal or interest on any U.S. Government Obligation which is so specified and held, provided that

(except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest of the U.S. Government Obligation evidenced by such depositary receipt.

     "Voting Stock" means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the product obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payments at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.

     SECTION 102.  Incorporation by Reference of Trust Indenture Act.

     (a) This Indenture is expressly made subject to the Trust Indenture Act as if this Indenture were, on the date hereof, subject to the Trust Indenture Act under the provisions of such statute and such provisions are incorporated by reference in this Indenture.

     (b) Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms used in this Indenture have the following meanings:

     "indenture securities" means the Notes;

     "indenture security holder" means a Holder;

     "indenture to be qualified" means this Indenture;

     "indenture trustee" or "institutional trustee" means the Trustee; and

     "obligor" on the indenture securities means the Company or any other obligor on the Notes.

     All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by reference in the Trust Indenture Act to another statute or defined by a rule of the Commission and not otherwise defined herein shall have the meanings assigned to them therein.

     SECTION 103.  Compliance Certificates and Opinions.

     Upon any application or request by the Company and the Guarantors to the Trustee to take any action under any provision of this Indenture, the Company and the Guarantors shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 1008(a)) shall include:

           (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

           (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

           (c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

           (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

     SECTION 104.  Form of Documents Delivered to Trustee.

     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an officer of the Company and/or the Guarantors may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company or such Guarantor, as the case may be, stating that the information with respect to such factual matters is in the possession of the Company or such Guarantor, as the case may be, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     SECTION 105.  Acts of Holders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in Person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee, the Company and the Guarantors, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of the signer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

     (c) The principal amount and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Register.

     (d) If the Company or any Guarantor shall solicit from the Holders of Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company or any such Guarantor (as the case may be), may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company or any such Guarantor (as the case may be) shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

     (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company and/or the Guarantors in reliance thereon, whether or not notation of such action is made upon such Note.

     SECTION 106.  Notices, etc., to Trustee, Company and Subsidiary Guarantors.

     Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

           (a) the Trustee by any Holder, the Company or any Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office,
      Attention:  Corporate Trust Department, or

           (b) the Company by the Trustee, any Holder or any Guarantor shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at 105 West Michigan Street, 9th Floor, Milwaukee, Wisconsin 53203, Attention: Robert J. Abramowski, Vice President, Finance and Chief Financial Officer or at any other address previously furnished in writing to the Trustee or such Guarantor (as the case may be) by the Company, or

           (c) any Guarantor by any Holder, the Trustee or the Company shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to Guarantor addressed to it at 105 West Michigan Street, 9th Floor, Milwaukee, Wisconsin 53203, Attention: Robert J. Abramowski, or at any other address previously furnished in writing to the Trustee or the Company (as the case may be) by such Guarantor.

     SECTION 107.  Notice to Holders; Waiver.

     Where this Indenture provides for notice of any event to Holders by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

     SECTION 108.  Effect of Headings and Table of Contents.

     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     SECTION 109.  Successors and Assigns.

     All covenants and agreements in this Indenture by the Company and the Guarantors shall bind their respective successors and assigns, whether so expressed or not.

     SECTION 110.  Separability Clause.

     In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 111.  Benefits of Indenture.

     Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Note Registrar and their successors hereunder, the Holders any benefit or any legal or equitable right, remedy or claim under this Indenture.

     SECTION 112.  Governing Law.

     This Indenture and the Notes shall be governed by, and construed in accordance with, the law of the State of New York. Upon the issuance of the Exchange Notes, if any, or the effectiveness of the Shelf Registration Statement, this Indenture shall be subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

     SECTION 113.  Legal Holidays.

     In any case where any Interest Payment Date, Redemption Date, date established for payment of Defaulted Interest pursuant to Section 309, Stated Maturity or Maturity with respect to any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal (or premium, if any) or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, date established for payment of Defaulted Interest pursuant to Section 309, Stated Maturity or Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, date established for payment of Defaulted

Interest pursuant to Section 309, Stated Maturity or Maturity, Change in Control Purchase Date or Asset Sale Purchase Date, as the case may be, to the next succeeding Business Day.

     SECTION 114.  Conflict of Any Provision of Indenture with Trust Indenture
                   Act.

     If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Trust Indenture Act Sections 310 to 318, inclusive, or conflicts with any provision (an "incorporated provision") required by or deemed to be included in this Indenture by operation of such Trust Indenture Act Sections, such imposed duties or incorporated provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

                                  ARTICLE TWO

                                   NOTE FORMS

     SECTION 201.  Forms Generally.

     The Initial Notes shall be known as the "9.35% Senior Subordinated Notes due 2007" and the Exchange Notes shall be known as the "9.35% Series B Senior Subordinated Notes due 2007", in each case, of the Company. The Notes and the Trustee's certificate of authentication shall be in substantially the form annexed hereto as Exhibit A. The Notes may have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have letters, notations or other marks of identification and such notations, legends or endorsements required by law, stock exchange agreements to which the Company is subject or usage. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note. The Company shall approve the form of the Notes and any notation, legend or endorsement on the Notes. Each Note shall be dated the date of its authentication.

     The definitive Notes shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Notes, as evidenced by their execution of such Notes.

     The terms and provisions contained in the form of the Notes annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

     Initial Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of a permanent global Note substantially in the form set forth in Exhibit A (the "U.S. Global Note") deposited with, or on behalf of, the Depositary or with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the U.S. Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

     Initial Notes offered and sold to "accredited investors" (as defined in Rule 501(a)(1), (2), (3) and (7) under the Securities Act) who are not qualified Institutional Buyers shall initially be issued in the form of permanent certificated Notes ("Certificated Notes") in registered form in substantially the form of Exhibit A hereto.

     Initial Notes offered and sold in reliance on Regulation S shall be issued initially in the form of temporary global Notes in registered form substantially in the form set forth in Exhibit A (the "Temporary Offshore Global Notes"). The Temporary Offshore Global Notes will be registered in the name of, and held by, a temporary certificate holder designated by NationsBanc Montgomery Securities, Inc. until the termination of the "restricted period" (as defined in Regulation S) with respect to the offer and sale of the Initial Notes as notified to the Trustee by the Company (the "Offshore Notes Exchange Date"). At any time following the Offshore Notes Exchange Date, upon receipt by the Trustee and the Company of a certificate substantially in the form of Exhibit D hereto, the Company shall execute, and the Trustee shall authenticate and deliver, one or more permanent certificated Notes in registered form substantially in the form set forth in Exhibit A (the "Permanent Offshore Physical Notes"), in exchange for the surrender of Temporary Offshore Global Notes of like tenor and amount.

     The Temporary Offshore Global Notes and the Permanent Offshore Physical Notes are sometimes collectively referred to as the "Physical Notes."

     SECTION 202.  Restrictive Legends.

     Unless and until (i) an Initial Note is sold under an effective Registration Statement or (ii) an Initial Note is exchanged for an Exchange
Note in connection with an effective Registration Statement, in each case pursuant to the Registration Rights Agreement, each certificate representing a Note shall contain a legend substantially to the following effect (the "Private Placement Legend") on the face thereof:

      THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED,

      TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) (THE "RESALE RESTRICTION TERMINATION DATE") ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT,
      (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (D) PRIOR TO THE END OF THE 40-DAY RESTRICTED PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR PURSUANT TO CLAUSES (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRANSFER AGENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

     Each U.S.Global Note, whether or not an Initial Note, shall also bear the following legend on the face thereof:

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 306 AND 307 OF THE INDENTURE.


                                 ARTICLE THREE

                                   THE NOTES

     SECTION 301.  Title and Terms.

     The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is limited to $200,000,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 304, 305, 306, 307, 308, 906, 1015, 1016 or 1108, pursuant to an Exchange Offer or pursuant to Section 312.

     The Initial Notes shall be known and designated as the "9.35% Senior Subordinated Notes Due 2007" and the Exchange Notes shall be known and designated as the "9.35% Series B Senior Subordinated Notes Due 2007" of the Company. Their Stated Maturity shall be December 15, 2007, and they shall bear interest at the rate of 9.35% per annum from December 2, 1997, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semiannually on June and December in each year, commencing June 15, 1998, until the principal thereof is paid or duly provided for, to the Person in whose name the Note (or any predecessor Note) is registered at the close of business on the May 31 or November 30 next preceding such Interest Payment Date.

     The principal of (and premium, if any), and interest on the Notes shall be payable, and the Notes shall be exchangeable and transferable, at the office or agency of the Company in The City of New York maintained for such purposes (which initially shall be the office of the Trustee located at One Liberty Plaza, 23rd Floor, New York, New York 10006) or, at the option of the Company, interest may be paid by check mailed to the address of the Person entitled thereto as such address shall appear on the Register; provided that all payments with respect to the U.S. Global Note and the Certificated Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof.

     Notes that remain outstanding after the consummation of the Exchange Offer and Exchange Notes issued in connection with the Exchange Offer will be treated as a single class of securities under this Indenture.

     The Notes shall be redeemable as provided in Article Eleven.

     SECTION 302.  Denominations.

     The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof; provided that Certificated Notes originally purchased by or transferred to institutional "accredited investors" (as defined in Rule 501(a), (1), (2), (3) or (7) under the Securities Act) who are not "qualified institutional buyers" (as defined in Rule 144A) will be subject to a minimum denomination of $250,000.

     SECTION 303.  Execution, Authentication, Delivery and Dating.

     The Notes shall be executed on behalf of the Company by its Chairman, its President or a Vice President, under its corporate seal reproduced thereon and attested by its Secretary or an Assistant Secretary. The signature of any of these officers on the Notes may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Notes.

     Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Initial Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Initial Notes directing the Trustee to authenticate the Notes and certifying that all conditions precedent to the issuance of Notes contained herein have been fully complied with, and the Trustee in accordance with such Company Order shall authenticate and deliver such Initial Notes. On Company Order, the Trustee shall authenticate for original issue Exchange Notes in an aggregate principal amount not to exceed the sum of $200,000,000 plus the aggregate principal amount of any Additional Notes issued; provided that such Exchange Notes shall be issuable only upon the valid surrender for cancellation of Initial Notes of a like aggregate principal amount in accordance with an Exchange Offer pursuant to the Registration Rights Agreement. In each case, the Trustee shall be entitled to receive an Officers' Certificate and an Opinion of Counsel of the Company that it may reasonably request in connection with such authentication of Notes. Such order shall specify the amount of Notes to be authenticated and the date on which the original issue of Initial Notes or Exchange Notes is to be authenticated.

     Each Note shall be dated the date of its authentication.

     No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for in Exhibit A duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

     In case the Company, pursuant to Article Eight, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Company Request of the successor Person, shall authenticate and deliver Notes as specified in such request for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time Outstanding for Notes authenticated and delivered in such new name.

     SECTION 304.  Temporary Notes.

     Pending the preparation of definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

     If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

     SECTION 305.  Registration, Registration of Transfer and Exchange.

     The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes referred to as the "Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Register shall be open to inspection by the Trustee. The Trustee is hereby initially appointed as security registrar (the "Note Registrar") for the purpose of registering Notes and transfers of Notes as herein provided.

     Subject to the provisions of Section 307, upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 1002, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations of a like aggregate principal amount.

     At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange (including an exchange of Initial Notes for Exchange Notes), the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive; provided that no exchange of Initial Notes for Exchange Notes shall occur until an Exchange Offer Registration Statement shall have been declared effective by the Commission and that the Initial Notes to be exchanged for the Exchange Notes shall be cancelled by the Trustee.

     All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

     Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Note Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Note Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment in certain circumstances of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 304, 906, 1015, 1016 or 1108 not involving any transfer.

     The Company shall not be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the selection of Notes to be redeemed under Section 1104 and ending at the close of business on the day of such mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

     SECTION 306.  Book-Entry Provisions for U.S. Global Note.

     (a) The U.S. Global Note initially shall (i) be registered in the name of Cede & Co., as nominee of the Depositary (such nominee being referred to herein as the "U.S. Global Note Holder"), (2) be deposited with, or on behalf of, the Depositary or with the Trustee, as custodian for such Depositary, and (iii) bear legends as set forth in Section 202.

     Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any U.S. Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the U.S. Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such U.S. Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

     (b) Transfers of the U.S. Global Note shall be limited to transfers of such U.S. Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in the U.S. Global Note may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 307. In addition, if (i) the Company notifies the Trustee in writing that the Depositary is no longer willing or able to act as a depositary and the Company is unable to locate a qualified successor within 90 days or (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Certificated Notes in exchange for beneficial interests in the U.S. Global Note, then, upon surrender by the U.S. Global Note Holder of its U.S. Global Note, Certificated Notes will be issued to each person that the U.S. Global Note Holder and the Depositary identify as being the beneficial owner of the related Notes.

     (c) In connection with any exchange of a portion of the beneficial interest in the U.S. Global Note for Certificated Notes to beneficial owners pursuant to subsection (b) of this Section, the Note Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Note in an amount equal to the principal amount of the beneficial interest in the U.S. Global Note to be exchanged, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Certificated Notes of like tenor and amount.

     (d) Any Certificated Note delivered in exchange for an interest in the U.S. Global Note pursuant to subsection (c) or subsection (d) of this Section shall, except as otherwise provided by paragraph (a)(i)(x) and paragraph (f) of
Section 307, bear the applicable legend regarding transfer restrictions applicable to the Certificated Note set forth in Section 202.

     (e) The Holder of the U.S. Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

     SECTION 307.  Special Transfer Provisions.

     Unless and until (i) an Initial Note is sold under an effective Registration Statement, or (ii) an Initial Note is exchanged for an Exchange
Note in connection with an effective Registration Statement, in each case pursuant to the Registration Rights Agreement, the following provisions shall apply:

     (a) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of an Initial Note to any institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) which is not a QIB (excluding Non-U.S. Persons):

           (i) The Registrar shall register the transfer of any Initial Note, whether or not such Initial Note bears the Private Placement Legend, if
      (x) the requested transfer is at least two years after the original issue date of the Initial Notes or (y) the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto.

           (ii) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Note, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (i) and (y) instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Note in an amount equal to the principal amount of the beneficial interest in the U.S. Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Certificated Notes of like tenor and amount.

     (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of an Initial Note to a QIB (excluding Non-U.S. Persons):

           (i) If the Note to be transferred consists of Certificated Notes, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Initial Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Initial Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Initial Note for its own account or an account with respect to which it exercises sole investment discretion and that it, or the Person on whose behalf it is acting with respect to any such account, is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

           (ii) If the proposed transferee is an Agent Member, and the Initial Note to be transferred consists of Certificated Notes, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the U.S. Global Note in an amount equal to the principal amount of the Certificated Notes, as the case may be, to be transferred, and the Trustee shall cancel the Certificated Note so transferred.

     (c) Transfers by Non-U.S. Persons on or Prior to January 12, 1998. The following provisions shall apply with respect to registration of any proposed transfer of an Initial Note by a Non-U.S. Person on or prior to January 12, 1998:

           (i) The Registrar shall register the transfer of any Initial Note
      (x) if the proposed transferee is a Non-U.S. Person (as certified in the Exhibit D hereto delivered by the transferor) and the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto or (y) if the proposed transferee is a QIB and the proposed transferor has checked the box provided for on the form of Initial Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Initial Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Initial Note for its own account or an account with respect to which it exercises sole investment discretion and that it, or the Person on whose behalf it is acting with respect to any such account, is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A. Unless clause (ii) below is applicable, the Company shall execute, and the Trustee shall authenticate and deliver, one or more Temporary Offshore Physical Securities of like tenor and amount.

           (ii) If the proposed transferee is an Agent Member, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the U.S. Global Note in an amount equal to the principal amount of the Temporary Offshore Global Note to be transferred, and the Trustee shall reduce the amount of the Temporary Offshore Global Note by the amount so transferred.

     (d) Transfers by Non-U.S. Persons on or After January 12, 1998. The following provisions shall apply with respect to any transfer of an Initial Note by a Non-U.S. Person on or after January 12, 1998:

           (i) (x) If the Initial Note to be transferred is a Permanent Offshore Physical Note, the Registrar shall register such transfer, (y) if the Initial Note to be transferred is a Temporary Offshore Global Note, upon receipt of a certificate substantially in the form of Exhibit D from the proposed transferor, the Registrar shall register such transfer and (z) in the case of either clause (x) or (y), unless clause
      (ii) below is applicable, the Company shall execute, and the Trustee shall authenticate and deliver, one or more Permanent Offshore Physical Notes of like tenor and amount.

           (ii) If the proposed transferee is an Agent Member, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the U.S. Global Note in an amount equal to the principal amount of the Temporary Offshore Global Note or Permanent Offshore Physical Note to be transferred, and the Trustee shall cancel the Permanent Offshore Physical Note so transferred.

     (e) Transfers to Non-U.S. Persons at Any Time. The following provisions shall apply with respect to any transfer of an Initial Note to a Non-U.S.
Person:

           (i) Prior to January 12, 1998, the Registrar shall register any proposed transfer of an Initial Note to a Non-U.S. Person (as certified in the Exhibit D hereto delivered by the transferor) upon receipt of a certificate substantially in the form of Exhibit D hereto from the proposed transferor and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Temporary Offshore Global Notes of like tenor and amount.

           (ii) On and after January 12, 1998, the Registrar shall register any proposed transfer to any Non-U.S. Person (as certified in the Exhibit D hereto delivered by the transferor) (w) if the Initial Note to be transferred is a Permanent

      Offshore Physical Note, (x) if the Initial Note to be transferred is an interest in the Temporary Offshore Global Note, upon receipt of a certificate substantially in the form of Exhibit D from the proposed transferor, (y) if the Initial Note to be transferred is a U.S. Physical Note or an interest in the U.S. Global Note, upon receipt of a certificate substantially in the form of Exhibit D from the proposed transferor and (z) in the case of either clause (w), (x) or (y), the Company shall execute, and the Trustee shall authenticate and deliver, one or more Permanent Offshore Physical Notes of like tenor and amount.

           (iii) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Note, upon receipt by the Registrar of (x) the document, if any, required by paragraph (i), and (y) instructions in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Note in an amount equal to the principal amount of the beneficial interest in the U.S. Global Note to be transferred and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Permanent Offshore Physical Notes of like tenor and amount.

     (f) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless either (i) the circumstances contemplated by the sixth paragraph of
Section 201 or paragraph (a)(i)(x) of this Section 307 exist or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

     (g) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

     The Registrar shall retain until such time as no Notes remain Outstanding copies of all letters, notices and other written communications received pursuant to Section 306 or this Section 307. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

     SECTION 308.  Mutilated, Destroyed, Lost and Stolen Notes.

     If (i) any mutilated Note is surrendered to the Trustee or the Registrar, or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

     In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

     Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

     Every new Note issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

     SECTION 309.  Payment of Interest; Interest Rights Preserved.

     Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company in The City of New York maintained for such purposes (which initially shall be the office of the Trustee located at One Liberty Plaza, 23rd Floor, New York, New York 10006) pursuant to Section 1002 or, at the option of the Company, interest may be paid by check mailed to the address of the Person entitled thereto pursuant to 310 as such address appears in the Register; provided that all payments with respect to the U.S. Global Note and Certificated Notes the Holders of which have given wire transfer instructions to the Trustee (or other Paying Agent) by the Regular

Record Date shall be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof.

     Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the Regular Record Date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

           (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided for in Section 107, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

           (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

     Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

     If the Company shall be required to pay any additional interest pursuant to the terms of the Registration Rights Agreement, it shall deliver an Officer's Certificate to the Trustee setting forth the new interest rate and the period for which such rate is applicable.

     SECTION 310.  Persons Deemed Owners.

     Prior to the due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 305 and 309) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

     SECTION 311.  Cancellation.

     All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold, and all Notes so delivered shall be promptly cancelled by the Trustee. If the Company shall so acquire any of the Notes, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures and certification of their disposal delivered to the Company unless by Company Order the Company shall direct that cancelled Notes be returned to it.

     SECTION 312.  Issuance of Additional Notes.

     The Company may, subject to Article Ten of this Indenture, issue up to $100,000,000 aggregate principal amount of additional Notes having identical terms and conditions as the Notes offered hereby, except that interest may begin accruing from a date other than the date hereof (the "Additional Notes"). Any Additional Notes will be part of the same issue as the Notes offered hereby and will vote on all matters with the Notes offered hereby.

     SECTION 313.  Computation of Interest.

     Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.


                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

     SECTION 401.  Satisfaction and Discharge of Indenture.

     Upon the request of the Company, this Indenture will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for herein or pursuant hereto) and the Trustee, at the expense of the Company, will execute proper instruments acknowledging satisfaction and discharge of this Indenture when:

           (a) either (i) all the Notes theretofore authenticated and delivered (other than mutilated, destroyed, lost or stolen Notes that have been replaced or paid and Notes that have been subject to defeasance under Article Twelve) have been delivered to the Trustee for cancellation or
      (ii) all Notes not theretofore delivered to the Trustee for cancellation
      (A) have become due and payable, (B) will become due and payable at maturity within one year or (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (A), (B) or (C) above, has irrevocably deposited or caused to be deposited with the Trustee funds in trust for the purpose in an amount sufficient to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any, on) and interest on the Notes to the date of such deposit (in the case of Notes that have become due and payable) or to the Stated Maturity or redemption date, as the case may be;

           (b) the Company has paid or caused to be paid all sums payable under this Indenture by the Company; and

           (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided herein relating to the satisfaction and discharge of this Indenture have been complied with.

           Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607 and, if money shall have been deposited with the Trustee pursuant to subclause
      (ii) of clause (a) of this Section, the obligations of the Trustee under
      Section 402 and the last paragraph of Section 1003 shall survive.

     SECTION 402.  Application of Trust Money.

     Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.


                                  ARTICLE FIVE

                                    REMEDIES

     SECTION 501.  Events of Default.

     "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

           (1) default in the payment of any interest on any Note when it becomes due and payable, and continuance of such default for a period of 30 days;

           (2) default in the payment of the principal of (or premium, if any, on) any Note when due;

           (3) failure to perform or comply with Sections 801, 1010, 1011, 1015 and 1016, in each case, within the time periods specified in this Indenture;

           (4) failure by the Company to consummate the merger of AHC Acquisition Corp. with and into Arbor not later than the 90th day after the date of this Indenture;

           (5) default in the performance, or breach, of any covenant or agreement of the Company or any Guarantor contained in this Indenture or the Notes (other than a default in the performance, or breach, of a covenant or agreement that is specifically dealt with elsewhere herein), and continuance of such default or breach for a period of 60 days after there has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

           (6) (i) an event of default has occurred under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default (i) is caused by a failure to pay principal of such Indebtedness at final maturity thereof (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness as to which there has been a Payment Default or the maturity of which has been so accelerated, exceeds in the aggregate $20 million;

           (7) failure by the Company or any of its Restricted Subsidiaries to pay one or more final judgments the uninsured portion of which exceeds in the aggregate $20,000,000, which judgment or judgments are not paid, discharged or stayed for a period of 60 days;

           (8) any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases to be in full force and effect (other than in accordance with the terms of this Indenture) or any such Guarantor denies that it has any further liability under any Note Guarantee, or gives notice to such effect (other than by reason of the termination of this Indenture or the release of any such Note Guarantee in accordance with this Indenture);

           (9) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company or any Restricted Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustments or composition of or in respect of the Company or any

      Restricted Subsidiary under the Federal Bankruptcy Code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Restricted Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

           (10) the institution by the Company or any Restricted Subsidiary of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Restricted Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due.

     SECTION 502.  Acceleration of Maturity; Rescission and Annulment.

     If an Event of Default (other than as specified in Section 501(9) or 501(10)) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may, and the Trustee at the request of such Holders will, declare the principal of and accrued interest on all of the outstanding Notes immediately due and payable and, upon any such declaration, such principal and such interest will become due and payable immediately.

     If an Event of Default specified in Section 501(9) or 501(10) occurs and is continuing, then the principal of and accrued interest on all of the outstanding Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of Notes.

     At any time after a declaration of acceleration under this Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes, by written notice to the Company and the Trustee, may rescind such declaration and its consequences if (i) the Company has paid or deposited with the Trustee a sum sufficient to pay (A) all overdue interest on all Notes, (B) all unpaid principal of (and premium, if any, on) any outstanding Notes that has become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes, (C) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by the Notes and (D) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and (ii) all Events of Default, other than the non-payment of amounts of principal of (or premium, if any, on) or interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived. No such rescission will affect any subsequent default or impair any right consequent thereon.

     Notwithstanding the preceding paragraph, in the event of a declaration of acceleration in respect of the Notes because an Event of Default specified in
Section 501(6) shall have occurred and be continuing and provided no judgment or decree for payment of the money due has been obtained by the Trustee, such declaration of acceleration shall be automatically annulled if the Indebtedness that is the subject of such Event of Default has been discharged or the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness, and written notice of such discharge or rescission, as the case may be, shall have been given to the Trustee by the Company and countersigned by the holders of such Indebtedness or a trustee, fiduciary or agent for such holders, within 30 days after such declaration of acceleration in respect of the Notes, and no other Event of Default has occurred during such 30-day period which has not been cured or waived during such period.

     SECTION 503.  Collection of Indebtedness and Suits for Enforcement by
                   Trustee.

     The Company and each of the Guarantors covenants that if

           (a) default is made in the payment of any installment of interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

           (b) default is made in the payment of the principal of (or premium, if any, on) any Note at the Maturity thereof,

the Company and each Guarantor, subject to Section 1305, will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     If the Company or any Guarantor, as the case may be, fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company, such Guarantor or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, such Guarantor or any other obligor upon the Notes, wherever situated.

     If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

     SECTION 504.  Trustee May File Proofs of Claim.

     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes (including the Guarantors) or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

           (a) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

           (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same,

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     SECTION 505.  Trustee May Enforce Claims Without Possession of Notes.

     All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

     SECTION 506.  Application of Money Collected.

     Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

           FIRST:  To the payment of all amounts due the Trustee under Section
      607;

           SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and

           THIRD: The balance, if any, to the Company or any other obligors of the Notes, including the Guarantors, as their interests may appear, or as a court of competent jurisdiction may direct.

     SECTION 507.  Limitation on Suits.

     No Holder of any of the Notes has any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder has previously given written notice to the Trustee of a continuing Event of Default, the Holders of at least 25% in aggregate principal amount of the outstanding Notes have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding, the Trustee has failed to institute any such proceeding within 60 days after receipt of such notice, request and offer of indemnity and the Trustee, within such 60-day period, has not received directions inconsistent with such written request from Holders of a majority in aggregate principal amount of the outstanding Notes. Such limitations do not apply, however, to a suit instituted by a Holder of a Note for the enforcement of the payment of the principal of, premium, if any, or interest on such Note on or after the respective due dates expressed in such Note. A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

     SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and Interest.

     Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article Twelve) and in such Note of the principal of (and premium, if any) and (subject to Section
309) interest on such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

     SECTION 509.  Restoration of Rights and Remedies.

     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

     SECTION 510.  Rights and Remedies Cumulative.

     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 308, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     SECTION 511.  Delay or Omission Not Waiver.

     No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

     SECTION 512.  Control by Holders.

     The Holders of not less than a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that

           (a) such direction shall not be in conflict with any rule of law or with this Indenture,

           (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

           (c) the Trustee need not take any action which might conflict with law or this Indenture or involve it in personal liability or be unjustly prejudicial to the Holders not consenting.

     SECTION 513.  Waiver of Past Defaults.

     The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may, by notice to the Trustee, on behalf of the Holders of all of the Notes, waive any existing Default or Event of Default and its consequences under this Indenture, except a continuing Default or Event of Default in the payment of the principal of (and premium, if any) or interest on any Note (except for such a default resulting from an acceleration that has been rescinded), or in respect of a covenant or provision that under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note.

     Upon any such waiver, such Default or Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

     SECTION 514.  Waiver of Stay or Extension Laws.

     The Company and each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     SECTION 515. Waiver of Personal Liability of Directors, Officers, Employees and Stockholders.

     No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. No director, officer, employee, incorporator or stockholder of any Guarantor, as such, shall have any liability for any obligations of such Guarantor under its Note Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such waiver is against public policy.


                                  ARTICLE SIX

                                  THE TRUSTEE

     SECTION 601.  Duties of Trustee.

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     (b) Except during the continuance of an Event of Default:

                  (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) this paragraph does not limit the effect of paragraph (b) of this Section;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a responsible officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 512 hereof.

     (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b) and (c) of this Section.

     SECTION 602.  Notice of Defaults.

     If a Default or an Event of Default occurs and is continuing and is known to the Trustee, the Trustee shall mail to each Holder of the Notes notice of the Default or Event of Default within 90 days after the occurrence thereof. However, except in the case of a Default or an Event of Default in payment of principal of (and premium, if any, on) or interest on any Notes, the Trustee may withhold the notice to the Holders of the Notes if a committee of its trust officers in good faith determines that withholding such notice is in the interests of the Holders of the Notes.

     SECTION 603.  Certain Rights of Trustee.

     Subject to the provisions of TIA Sections 315(a) through 315(d):

           (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting, pursuant to the terms of this Indenture or otherwise, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

           (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order with sufficient detail as may be requested by the Trustee and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

           (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate and/or an Opinion of Counsel;

           (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

           (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities (including fees and expenses of its agents and counsel) which might be incurred by it in compliance with such request or direction;

           (f) the Trustee shall not be bound to make any investigation into, and may conclusively rely upon, the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

           (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

           (h) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; and

           (i) except during the continuance of an Event of Default, the Trustee need perform only those duties as are specifically set forth in this Indenture.

     The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     SECTION 604.  Trustee Not Responsible for Recitals or Issuance of Notes.

     The recitals contained herein and in the Notes, except for the Trustee's certificates of authentication, shall be taken as the statements of the Company and the Guarantors, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture, the Notes or any Note Guarantee, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and, upon the effectiveness of the Registration Statement, that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

     SECTION 605.  May Hold Notes.

     The Trustee, any Paying Agent, any Note Registrar or any other agent of the Company or of the Trustee, in its individual or other capacity, may become the owner or pledgee of Notes and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Note Registrar or such other agent.

     SECTION 606.  Money Held in Trust.

     Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company or any Guarantor, as the case may be.

     SECTION 607.  Compensation and Reimbursement.

     The Company agrees:

           (a) to pay to the Trustee (in its capacity as Trustee, Paying Agent and Registrar) from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

           (b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

           (c) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

     The obligations of the Company under this Section to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. As security for the performance of such obligations of the Company, the Trustee shall have a claim prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Notes.

     When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(9) or (10), the expenses (including the reasonable charges and expenses of its counsel) of and the compensation for such services are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, insolvency or other similar law.

     The provisions of this Section shall survive the termination of this Indenture.

     SECTION 608.  Corporate Trustee Required; Eligibility.

     There shall be at all times a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1). Each successor Trustee shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of Federal, State, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

     SECTION 609.  Resignation and Removal; Appointment of Successor.

     (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 610.

     (b) The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 610 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (c) The Trustee may be removed at any time by Act of the Holders of not less than a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company.

     (d) If at any time:

           (1) the Trustee shall fail to comply with the provisions of TIA
      Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, except when the Trustee's duty to resign is stayed in accordance with the provisions of TIA Section 310(b), or

           (2) the Trustee shall cease to be eligible under Section 608 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

           (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation, winding-up or liquidation, then, in any such case, (i) the Company, by a Board Resolution, may remove the Trustee, or (ii) subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee.
If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders of Notes in the manner provided for in Section 107. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

     SECTION 610.  Acceptance of Appointment by Successor.

     Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder subject to the retiring Trustee's rights as provided under the last sentence of Section 607. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

     No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

     SECTION 611.  Merger, Conversion, Consolidation or Succession to
                   Business.

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides that the certificate of authentication of the Trustee shall have for the certificate of authentication of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

                                ARTICLE SEVEN

                      HOLDERS LISTS AND REPORTS BY TRUSTEE

     SECTION 701.  Disclosure of Names and Addresses of Holders.

     Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

     SECTION 702.  Reports by Trustee.

     Within 60 days after November 15 of each year commencing with the first November 15 after the first issuance of Notes, the Trustee shall transmit to the Holders, in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such November 15 if required by TIA Section 313(a).


                                ARTICLE EIGHT

                       CONSOLIDATION, MERGER, CONVEYANCE,
                               TRANSFER OR LEASE

     SECTION 801.  Company May Consolidate, etc., Only on Certain Terms.

     The Company shall not, and the Company shall not permit any Restricted Subsidiary of the Company to, in a single transaction or series of related transactions consolidate or merge, with or into (other than the consolidation or merger of a Wholly Owned Restricted Subsidiary of the Company with another Wholly Owned Restricted Subsidiary of the Company or into the Company) (whether or not the Company or such Restricted Subsidiary is the surviving corporation), or directly and/or indirectly through its Restricted Subsidiaries sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or such Restricted Subsidiary (determined on a consolidated basis for the Company and its Restricted Subsidiaries taken as a whole) in one or more related transactions to, another corporation, Person or entity unless:

           (a) either (i) the Company, in the case of a transaction involving the Company, or such Restricted Subsidiary, in the case of a transaction involving a

      Restricted Subsidiary, is the surviving corporation or (ii) in the case of a transaction involving the Company or such Restricted Subsidiary, the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company or such Restricted Subsidiary) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (the "Surviving Entity") is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes all the obligations of the Company under the Notes and this Indenture or such Restricted Subsidiary under the relevant Note Guarantee and this Indenture, as the case may be, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

           (b) immediately after such transaction no Default or Event of Default exists;

           (c) in the case of a transaction involving the Company, the Company or, if other than the Company, the entity or Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 1010;

           (d) if, as a result of any such transaction, property or assets of the Company or a Guarantor would become subject to a Lien securing Indebtedness not permitted by Section 1014, the Company, any such Guarantor or the surviving entity, as the case may be, shall have secured the Notes and the relevant Note Guarantee, as required by such provisions; and

           (e) the Company shall have delivered to the Trustee an Officers' Certificate and, except in the case of a merger of a Restricted Subsidiary into the Company or into a Wholly Owned Restricted Subsidiary, an Opinion of Counsel, each stating that such consolidation, merger, conveyance, lease or disposition and any supplemental indenture with respect thereto, comply with all of the terms of this Section 801 and that all conditions precedent provided for in this provision relating to such transaction or series of transactions have been complied with.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

     SECTION 802.  Successor Substituted.

     In the event of any transaction described in and complying with the conditions listed in Section 801 in which the Company or a Guarantor is not the continuing obligor under this Indenture, the Surviving Entity will succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor under this Indenture, and thereafter the Company or such Guarantor will, except in the case of a lease, be discharged from all its obligations and covenants under this Indenture and the Notes.


                                 ARTICLE NINE

                    SUPPLEMENTS AND AMENDMENTS TO INDENTURE
                              AND NOTE GUARANTEES

     SECTION 901.  Without Consent of Holders.

     Without the consent of any Holders, the Company and any affected Guarantor, each when authorized by a Board Resolution, and the Trustee may amend or supplement this Indenture, the Notes or any Note Guarantee without the consent of any Holder of a Note:

           (a) to evidence the succession of another person to the Company or any Guarantor and the assumption by any such successor of the covenants of the Company or any Guarantor in this Indenture and in the Notes in accordance with Article Eight; or

           (b) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company; or

           (c) to add any additional Events of Default; or

           (d) to provide for uncertificated Notes in addition to or in place of the Certificated Notes; or

           (e) to evidence and provide for the acceptance of appointment under this Indenture by a successor Trustee; or

           (f) to secure the Notes or any Note Guarantee; or

           (g) to cure any ambiguity, to correct or supplement any provision in this Indenture that may be defective or inconsistent with any other provision in this Indenture, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such actions pursuant to this clause do not adversely affect the interests of the Holders in any material respect; or

           (h) to comply with any requirements of the Commission in order to effect and maintain the qualification of this Indenture under the Trust Indenture Act; or

           (i) to release any Guarantor from its Note Guarantee in accordance with the provisions of this Indenture (including in connection with a sale of all of the Capital Stock of such Guarantor).

     Notwithstanding the foregoing, neither the Company nor the Trustee may amend any provisions of this Indenture or the Notes concerning (i) the subordination of the Notes and the Note Guarantees or (ii) Legal Defeasance (as defined in Section 1202) or Covenant Defeasance (as defined in Section 1203) without, in either case, the prior written consent of the Agent Bank, acting on behalf of the Lenders under the New Credit Agreement.

     SECTION 902.  With Consent of Holders.

     With the consent of the Holders of not less than a majority in aggregate Outstanding principal amount of the Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes), by Act of said Holders delivered to the Company, any affected Guarantor and the Trustee, the Company and the Guarantor, each when authorized by a Board Resolution, and the Trustee may amend or supplement in any manner this Indenture or any Note Guarantee or modify in any manner the rights of the Holders under this Indenture or any Note Guarantee; provided, however, that no such supplement, amendment or modification may, without the consent of the Holder of each Outstanding Note affected thereby:

           (a) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date);

           (b) reduce the percentage in principal amount of outstanding Notes, the consent of whose Holders is required for any amendment, supplement or waiver of compliance with certain provisions of, or certain defaults and their consequences provided for under, this Indenture;

           (c) waive a Default or Event of Default in the payment of principal of, or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

           (d) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal or premium, if any, or interest on the Notes;

           (e) modify the ranking or priority of the Notes or the Note Guarantee of any Guarantor;

           (f) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture other than in accordance with the terms of this Indenture;

           (g) waive a redemption payment with respect to any Note (other than a payment to Holders required by the provisions of Sections 1015 and 1016, following a Change in Control or an Asset Sale Offer, respectively); or

           (h) make any change in the foregoing amendment and waiver provisions of this Section 902.

     It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

     SECTION 903.  Execution of Supplemental Indentures.

     Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any amended or supplemental indenture, the Trustee shall, subject to this Section 903, join with the Company in the execution of such amended or supplemental indenture authorized or permitted by the terms of this Indenture. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustees own rights, duties or immunities under this Indenture or otherwise.

     SECTION 904.  Effect of Supplemental Indentures.

     Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

     SECTION 905.  Conformity with Trust Indenture Act.

     Every supplemental indenture executed pursuant to the Article shall conform to the requirements of the Trust Indenture Act as then in effect.

     SECTION 906.  Reference in Notes to Supplemental Indentures.

     Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

     SECTION 907.  Notice of Supplemental Indentures.

     Promptly after the execution by the Company, any affected Guarantor and the Trustee of any supplemental indenture or Note Guarantee pursuant to the provisions of Section 902, the Company shall give notice thereof to the Holders of each Outstanding Note affected, in the manner provided for in Section 107, setting forth in general terms the substance of such supplemental indenture or Note Guarantee.


                                  ARTICLE TEN

                                   COVENANTS

     SECTION 1001.  Payment of Principal, Premium, if any, and Interest.

     The Company covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of (and premium, if any) and interest on the Notes in accordance with the terms of the Notes and this Indenture.

     SECTION 1002.  Maintenance of Office or Agency.

     The Company will maintain in The City of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Corporate Trust Office located at One Liberty Plaza, 23rd Floor, New York, New York 10006 of the Trustee shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

     The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

     SECTION 1003.  Money for Note Payments to Be Held in Trust.

     If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (or premium, if any) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of (or premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

     Whenever the Company shall have one or more Paying Agents for the Notes, it will, on or before each due date of the principal of (or premium, if any) or interest on any Notes, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

     The Company will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

           (a) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

           (b) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or interest; and

           (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (or premium, if any) or interest on any Note and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

     SECTION 1004.  Corporate Existence.

     Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of the Company and each Subsidiary; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders.

     SECTION 1005.  Payment of Taxes and Other Claims.

     The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary and (b) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

     SECTION 1006.  Maintenance of Properties.

     The Company will cause all properties owned by the Company or any Subsidiary or used or held for use in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

     SECTION 1007.  Insurance.

     The Company will at all times keep all of its and its Subsidiaries' properties which are of an insurable nature insured with insurers, believed by the Company to be responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties.

     SECTION 1008.  Statement by Officers As to Default.

     (a) The Company and each Guarantor will deliver to the Trustee, within 120 days after the end of each fiscal year, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of compliance by the Company and such Guarantor with all conditions and covenants under this Indenture. For purposes of this
Section 1008(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

     (b) When any Default has occurred and is continuing under this Indenture, or if the trustee for or the holder of any other evidence of Indebtedness of the Company or any Guarantor gives any notice or takes any other action with respect to a claimed default (other than with respect to Indebtedness in the principal amount of less than $2,000,000), the Company shall deliver to the Trustee by registered or certified mail or by telegram, telex or facsimile transmission an Officers' Certificate specifying such event, notice or other action within five Business Days of becoming aware of its occurrence.

           SECTION 1009.  Reports

     Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes, and file with the Trustee, (a) prior to the filing of a registration statement with respect to the Exchange Offer or a Shelf Registration Statement, the information specified in Rule 144A(d)(4) under the Securities Act and (b) after the filing of a registration statement with respect to the Exchange Offer or a Shelf Registration Statement, within 15 days after it is or would have been required to file such with the Commission (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission at any time after the Company files a registration statement with respect to the Exchange Offer or a Shelf Registration Statement, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company has agreed that, for so long as any Notes remain outstanding, it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information specified in Rule 144A(d)(4) under the Securities Act.

     SECTION 1010. Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock.

     (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Indebtedness) and the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company and any Guarantor may incur Indebtedness (including Acquired Indebtedness) and the Company may issue shares of Disqualified Stock if: (a) the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been equal to at least 2.25 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period; and
(b) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

     (b) The foregoing limitations on the incurrence of Indebtedness will not apply to:

           (i) the incurrence by the Company of Indebtedness under the New Credit Agreement (and the incurrence by the Guarantors of guarantees thereof) in an aggregate principal amount at any time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed $600 million (after giving effect to the repayment of the Tranche C Loan with the proceeds of the sale of the Notes), less the aggregate amount of all Net Proceeds of Asset Sales applied to permanently reduce the outstanding amount or the commitments with respect to such Indebtedness pursuant to Section 1016;

           (ii) the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes (other than the Additional Notes) and the Note Guarantees;

           (iii) the incurrence by the Company and the Guarantors of the Existing Indebtedness;

           (iv) the incurrence by the Company of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, any Indebtedness that is permitted to be incurred under clauses (ii) and (iii) above;

           (v) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Wholly Owned Restricted Subsidiaries or between or among any Wholly Owned Restricted Subsidiaries; provided that, in the case of Indebtedness of the Company, such obligations shall be unsecured and subordinated in all respects to the Company's obligations pursuant to the Notes; and provided, however, that (a) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company and (b) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

           (vi) the incurrence by the Company or any Guarantor of Hedging Obligations;

           (vii) the incurrence by the Company or any Guarantor of Indebtedness represented by Capital Lease Obligations, mortgage financings or Purchase Money Obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Guarantor or any Permitted Refinancing Indebtedness thereof, in an aggregate principal amount not to exceed 3.5% of Consolidated Tangible Assets at any time outstanding;

           (viii) the incurrence by the Company and any Guarantor of Indebtedness represented by guarantees of Indebtedness of such Guarantor or the Company, as applicable, permitted under subsection (a) of this
      Section 1010 or subsection (b)(iv) of this Section 1010; and

           (ix) the incurrence by the Company and its Restricted Subsidiaries of Indebtedness (in addition to Indebtedness permitted by any other clause of this subsection (b)) in an aggregate principal amount at any time outstanding not to exceed $25 million.

     For purposes of determining compliance with this covenant, in the event that an item of Indebtedness outstanding or to be incurred meets the criteria of more than one of the types of Indebtedness described in the aforementioned clauses, the Company, in its sole discretion, may classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

     SECTION 1011.  Limitation on Restricted Payments.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

           (a) declare or pay any dividend or make any distribution of any kind or character (whether in cash, securities or other property) on account of any class of the Company's or any of its Restricted Subsidiaries' Equity Interests or to holders thereof (including, without limitation, any payment to stockholders of the Company in connection with a merger or consolidation involving the Company), other than (i) dividends or distributions payable solely in Equity Interests (other than Disqualified Stock) of the Company or (ii) dividends or distributions payable solely to the Company or any Wholly Owned Restricted Subsidiary of the Company and, if such Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary of the Company, payable simultaneously to its minority shareholders on a pro rata basis; (b) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company, any Restricted Subsidiary of the Company or any Unrestricted Subsidiary or any other Affiliate of the Company (other than any such Equity Interests owned by the Company or any Wholly Owned Restricted Subsidiary of the Company); (c) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company or any Guarantor that is pari passu with or subordinated to the Notes or the Note Guarantees prior to any scheduled repayment date, mandatory sinking fund payment date or final maturity date (other than the Notes), except at final maturity, other than through the purchase, redemption or acquisition by the Company of Indebtedness of the Company or any of its Restricted Subsidiaries through the issuance in exchange therefor of Equity Interests (other than Disqualified Stock); or (d) make any Restricted Investment (all such payments and other actions set forth in clauses (a) through (d) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

                 (i) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

                 (ii) at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, the Company would have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in subsection (a) of Section 1010; and

                 (iii) such Restricted Payment, together with the aggregate amount of all other Restricted Payments declared or made by the Company and its Restricted Subsidiaries on or after the date of this Indenture (excluding

            Restricted Payments permitted by clauses (b), (c) and (d) of the next succeeding paragraph), is less than the sum of (A) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of this Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (B) 100% of the aggregate net cash proceeds received by the Company from the issue or sale after the date of this Indenture of Equity Interests of the Company or of debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Restricted Subsidiary of the Company or an Unrestricted Subsidiary and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock) or from a contribution to the capital of the Company, plus (C) an amount equal to the net reduction in Restricted Investments by the Company and its Restricted Subsidiaries, subsequent to the date of this Indenture, upon the disposition, liquidation or repayment (including by way of dividends) thereof, but only to the extent such amounts are not included in Consolidated Net Income and not to exceed in the case of any Restricted Investment, the amount of the Restricted Investment previously made by the Company and its Restricted Subsidiaries, plus (D) $10 million.

     The foregoing clauses (ii) and (iii), however, will not prohibit (a) the payment of any dividend on any class of Capital Stock of the Company or any Restricted Subsidiary of the Company within 60 days after the date of declaration thereof, if on the date on which such dividend was declared such payment would have complied with the provisions of this Indenture; (b) the making of any Restricted Investment in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary of the Company or to any Unrestricted Subsidiary) of Equity Interests of the Company (other than Disqualified Stock) or from a contribution to the capital of the Company; provided that any net cash proceeds that are utilized for any such Restricted Investment, and any Net Income resulting therefrom, shall be excluded from clause (iii) of the preceding paragraph; (c) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary of the Company or to any Unrestricted Restricted Subsidiary) of other Equity Interests of the Company (other than any Disqualified Stock) or from a contribution to the capital of the Company; provided that any net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition, and any Net Income resulting therefrom, shall be excluded from clause (iii) of the preceding paragraph; or (d) the defeasance, redemption or repurchase of pari passu or subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness or the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock) or from a contribution to the capital of the Company; provided that any net cash proceeds that are utilized for any such defeasance, redemption or repurchase, and any Net Income resulting therefrom, shall be excluded from clause (iii) of the preceding paragraph.

     The amount of all Restricted Payments (other than cash) shall be the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment that itself or together with Restricted Payments not previously reported pursuant to the requirements of this sentence exceeds $1.0 million, the Company shall deliver to the Trustee an Officers' Certificate stating that all such Restricted Payments are permitted and setting forth the basis upon which the calculations required by this Section 1011 were computed, which calculations may be based upon the Company's latest available financial statements.

     SECTION 1012. Limitation on Issuances and Sales of Capital Stock of Restricted Subsidiaries.

     The Company (a) shall not permit any Restricted Subsidiary to issue any Capital Stock (other than to the Company or a Wholly Owned Restricted Subsidiary) and (b) shall not, and shall not permit any Restricted Subsidiary to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Restricted Subsidiary to any Person (other than the Company or a Wholly Owned Restricted Subsidiary); provided, however, that this covenant will not prohibit (i) the sale or other disposition of all, but not less than all, of the issued and outstanding Capital Stock of a Restricted Subsidiary owned by the Company and its Restricted Subsidiaries in compliance with the other provisions of this Indenture, or (ii) the ownership by directors of director's qualifying shares or the ownership by foreign nationals of Capital Stock of any Restricted Subsidiary, to the extent mandated by applicable law.

     The Company shall not permit any Restricted Subsidiary to issue any Preferred Stock.

     SECTION 1013.  Limitation on Transactions with Affiliates.

     The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, after the date of this Indenture, in any one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its properties, assets or services to, or make any payment to, or purchase any property, assets or services from, or enter into or make any agreement, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), other than Exempt Affiliate Transactions, unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable arm's length transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction entered into after the date of this Indenture involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors or, if there are no disinterested members of the Board of Directors at the time, a written opinion issued by an independent financial advisor of national standing that such Affiliate Transaction is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view and (b) with respect to any Affiliate Transaction involving aggregate consideration in excess of $10.0 million, a written opinion issued by an independent financial advisor of national standing that such Affiliate Transaction is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

     SECTION 1014.  Limitation on Liens.

     The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any of its assets, now owned or hereafter acquired, securing any Indebtedness other than Senior Indebtedness, unless the Notes, in the case of the Company, or the Note Guarantees, in the case of the Guarantors, are secured equally and ratably with such other Indebtedness; provided that, if such Indebtedness is by its terms expressly subordinate to the Notes or the Note Guarantees, the Lien securing such subordinate or junior Indebtedness shall be subordinate and junior to the Lien securing the Notes or the Note Guarantees with the same relative priority as such subordinated or junior Indebtedness shall have with respect to the Notes or the Note Guarantees.

     SECTION 1015.  Purchase of Notes upon a Change of Control.

     (a) If a Change of Control occurs at any time, then, each Holder of Notes or Additional Notes shall have the right to require that the Company purchase such Holder's Notes or Additional Notes, as applicable, in whole or in part in integral multiples of $1,000, at a purchase price in cash equal to 101% of the principal amount of such Notes or Additional Notes, plus accrued and unpaid interest, if any (the "Change of Control Purchase Price"), to the date of purchase ("Change of Control Payment Date"), pursuant to the offer described below (the "Change of Control Offer").

     (b) Within 30 days following any Change of Control the Company shall notify the Trustee thereof and give written notice of such Change of Control to each Holder of Notes or Additional Notes by first-class mail, postage prepaid, at its address appearing in the security register, stating:

           (i) that a Change of Control has occurred, that the Change of Control Offer is being made pursuant to this Section 1015 and that all Notes validly tendered will be accepted for payment;

           (ii) the Change of Control Purchase Price and the Change of Control Payment Date, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed or such later date as is necessary to comply with requirements under the Exchange Act;

           (iii) that any Note not tendered shall continue to accrue interest;

           (iv) that, unless the Company defaults in the payment of the purchase price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

           (v) that Holders electing to have any Note purchased pursuant to the Change of Control Offer will be required to surrender such Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of such Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Change of Control Payment Date;

           (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and

           (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new
      Note issued shall be in a principal amount of $1,000 or integral multiples thereof.

     (c) On the Change of Control Payment Date, the Company shall, to the extent lawful:

           (i) accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

           (ii) deposit with the Paying Agent money sufficient to pay the Change of Control Purchase Price of all Notes, and Additional Notes, if any, or portions thereof so accepted; and

           (iii) deliver, or cause to be delivered, to the Trustee, all Notes and Additional Notes, if any, or portions thereof so accepted together with an Officers' Certificate specifying the aggregate principal amount of Notes, and Additional Notes, if any, or portions thereof accepted for payment by the Company.

     The Paying Agent shall promptly mail, to the Holders of Notes so accepted, payment in an amount equal to the Change of Control Purchase Price, and the Trustee shall promptly authenticate and mail to (or cause to be transferred by book entry) such Holders who hold Certificated Notes a new Certificated Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof (and a minimum of $250,000 in the case of institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act). The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. For purposes of this Section 1015, the Trustee shall act as Paying Agent.

     (d) Prior to complying with this Section 1015, but in any event within 30 days following a Change of Control, the Company will either repay all outstanding Senior Indebtedness or obtain the requisite consents, if any, under all agreements governing outstanding Senior Indebtedness to permit the repurchase of Notes and Additional Notes, if any, required by this Section 1015.

     (e) The Company shall comply with the applicable tender offer rules including Rule-14e under the Exchange Act, and any other applicable securities laws and regulations in connection with a Change of Control Offer. To the extent that provisions of any applicable securities laws or regulations conflict with provisions of this Section 1015, the Company shall comply with such securities laws and regulations and shall not be deemed to have breached its obligations under this Section 1015 by virtue thereof.

     SECTION 1016.  Limitation on Certain Asset Sales.

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     (a)  The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, engage in an Asset Sale unless (i) the Company (or such Restricted Subsidiary) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (evidenced in each case by a resolution of the board of directors of such entity set forth in an Officers' Certificate delivered to the Trustee) and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents, provided that the principal amount of any Indebtedness for money borrowed (as reflected on the Company's consolidated balance sheet) of the Company or any Restricted Subsidiary that (x) is assumed by any transferee of any such assets or other property in such Asset Sale or (y) with respect to the sale or other disposition of all of the Capital Stock of any Restricted Subsidiary, remains the liability of such Subsidiary subsequent to such sale or other disposition, but only to the extent that such assumption, sale or other disposition, as the case may be, is effected on a basis under which there is no further recourse to the Company or any of its Restricted Subsidiaries with respect to such liability, shall be deemed to be cash for purposes of this provision.

     (b) The Company may apply, and may permit its Restricted Subsidiaries to apply, an amount equal to Net Proceeds of an Asset Sale, at its option, within 365 days after the consummation of such an Asset Sale (i) to permanently reduce Indebtedness under the New Credit Agreement (and to correspondingly reduce the commitments, if any, with respect thereto) or to permanently reduce other Senior Indebtedness of the Company or any Guarantor or (ii) to acquire another business or any substantial part of another business or other long-term assets, or to make a capital expenditure, in each case, in, or used or useful in, the same or a similar line of business as the Company or any of its Restricted Subsidiaries was engaged in on the date of this Indenture or any reasonable extensions or expansions thereof (including the Capital Stock of another Person engaged in such business, provided such other Person is, or immediately after giving effect to any such acquisition shall become, a Wholly Owned Restricted Subsidiary of the Company). Pending the final application of any such Net Proceeds, the Company may temporarily reduce Senior Revolving Debt or otherwise invest such Net Proceeds temporarily in Cash Equivalents. Any Net Proceeds from Asset Sales that are not applied within 365 days after the consummation of an Asset Sale as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds."

     (c) When the aggregate amount of Excess Proceeds exceeds $15.0 million, the Company will be required to make an offer to all Holders of Notes and Additional Notes, if any (an "Asset Sale Offer"), to purchase, on a pro rata basis, the principal amount of Notes and Additional Notes, if any, equal in amount to the Excess Proceeds (and not just the amount thereof that exceeds $15.0 million), at a purchase price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase, in accordance with the procedures set forth in this Indenture . If the aggregate


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                                       79




principal amount of Notes and Additional Notes, if any, surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and Additional Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero, subject to any subsequent Asset Sale.

     In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 801, the successor corporation shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this Section 1016, and shall comply with the provisions of this Section 1016 with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value (as determined by the board of directors of the Company or such Restricted Subsidiary and evidenced in an Officer's Certificate) of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Proceeds for purposes of this Section 1016.

     If at any time any non-cash consideration received by the Company or any Restricted Subsidiary in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash, then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Proceeds thereof (such amount as certified to the Trustee by the Company in an Officers' Certificate) shall be applied in accordance with this Section 1016.

     SECTION 1017.  Unrestricted Subsidiaries.

     (a) The Board of Directors of the Company may designate any Restricted Subsidiary of the Company to be an Unrestricted Subsidiary unless at the time of designation, such Subsidiary or any Subsidiary of such Subsidiary owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary of the Company; provided, however, that the amount of the Investment by the Company or any of its Restricted Subsidiaries in such Unrestricted Subsidiary would be permitted under Section 1011 as a "Restricted Payment" after giving effect to the designation; and provided further that any Indebtedness incurred by any Unrestricted Subsidiary shall be Non-Recourse Debt. An Unrestricted Subsidiary shall continue to be an Unrestricted Subsidiary only if it (a) has no Indebtedness other than Non-Recourse Debt; and (b) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results. If, at any time, any Unrestricted Subsidiary fails to meet the foregoing requirements, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Unrestricted Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the

Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 1010, the Company shall be in default of
Section 1010).

     (b) The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) no Default or Event of Default has occurred and is continuing following such designation and (ii) the Company could incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of Section 1010 (treating any Indebtedness of such Unrestricted Subsidiary as the incurrence of Indebtedness by a Restricted Subsidiary).

     SECTION 1018. Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries.

     The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (i) (a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or (b) pay any Indebtedness or other obligation owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries, (iii) sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, or (iv) guarantee the obligations of the Company evidenced by the Notes or any renewals, refinancings, replacements, refundings or extensions thereof, except for such encumbrances or restrictions existing under or by reason of (A) Existing Indebtedness as in effect on the date of this Indenture, (B) the New Credit Agreement as in effect on the date of this Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the New Credit Agreement as in effect on the date of this Indenture, (C) this Indenture, the Notes and the Note Guarantees, (D) applicable law, (E) any instrument governing Acquired Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Acquired Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred, (F) any document or instrument governing Indebtedness incurred pursuant to clause (vii) of subsection (b) under Section 1010, provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (G) any instrument that is a lease, license, conveyance or contract or similar property or asset entered into or acquired in the ordinary course of business and consistent with past practices that restricts in a customary manner the subletting, assignment or transfer of any property, (H) Permitted Refinancing Indebtedness of Indebtedness described in clauses (A), (B) and (D) hereof, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced, (I) secured Indebtedness otherwise permitted to be incurred pursuant to the provisions described above under Section 1014 the terms of which limit the right of the debtor to dispose of the assets securing such Indebtedness or (J) any agreement entered into for the direct or indirect sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary, provided that the transaction contemplated thereby shall be consummated not later than 90 days after the date of such agreement.

     SECTION 1019.  Waiver of Certain Covenants.

     The Company or any Guarantor may omit in any particular instance to comply with any term, provision or condition set forth in Section 803 or Sections 1007 through 1022, inclusive, if before or after the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Notes, by Act of such Holders, waive such compliance in such instance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

     SECTION 1020.  Payment for Consent.

     Neither the Company nor any of its Restricted Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

     SECTION 1021.  Limitation on Layering Debt.

     The Company and each Guarantor shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness or guarantee, as applicable, that is subordinate or junior in right of payment to any Senior Indebtedness and senior in any respect in right of payment to the Notes or such Guarantor's Note Guarantee, respectively.

     SECTION 1022.  Line of Business.

     The Company shall not and shall not cause or permit any of its Restricted Subsidiaries to engage to any material extent in any business other than the ownership, operation and management of Nursing Facilities and Related Businesses.


                                ARTICLE ELEVEN

                              REDEMPTION OF NOTES

     SECTION 1101.  Right of Redemption.

     (a) The Notes may be redeemed at the option of the Company, as a whole or from time to time in part, at any time on or after December 15, 2002, subject to the conditions and at the Redemption Prices specified in the form of Note, together with accrued interest, if any, to the Redemption Date.

     (b) In addition, at any time or from time to time prior to December 15, 2000, the Company may redeem, on one or more occasions, up to 35% of the sum of
(i) the initial aggregate principal amount of the Notes and (ii) the initial aggregate principal amount of any Additional Notes on one or more occasions with the net proceeds of one or more Equity Offerings at a redemption price equal to 109.35% of the principal amount thereof, plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date); provided that, immediately after giving effect to such redemption, at least 65% of the sum of (x) the initial aggregate principal amount of the Notes and (y) the initial aggregate principal amount of any Additional Notes remains outstanding; provided further that such redemptions shall occur within 60 days of the date of closing of each Equity Offering.

     (c) The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

     SECTION 1102.  Applicability of Article.

     Redemption of Notes at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

     SECTION 1103.  Election to Redeem; Notice to Trustee.

     The election of the Company to redeem any Notes pursuant to Section 1101 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 1104.

     SECTION 1104.  Selection by Trustee of Notes to Be Redeemed.

     If less than all the Notes are to be redeemed, selection of Notes for redemption shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of Notes; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than $1,000. The Company shall notify the Trustee of any national securities exchange on which the Notes may be listed.

     The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

     SECTION 1105.  Notice of Redemption.

     Notice of redemption shall be given in the manner provided for in Section 107 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed.

All notices of redemption shall state:

           (1) the Redemption Date,

           (2) the Redemption Price and the amount of accrued interest to the Redemption Date payable as provided in Section 1107, if any,

           (3) if less than all Outstanding Notes are to be redeemed, the identification (and, in the case of a partial redemption, the principal amounts) of the particular Notes to be redeemed,

           (4) in case any Note is to be redeemed in part only, the notice which relates to such Note shall state that on and after the Redemption Date, upon surrender of such Note, the Holder will receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed,

           (5) that on the Redemption Date the Redemption Price (and accrued interest, if any, to the Redemption Date payable as provided in Section
      1107) will become due and payable upon each such Note, or the portion thereof, to be redeemed, and that interest thereon will cease to accrue on and after said date,

           (6) the place or places where such Notes are to be surrendered for payment of the Redemption Price and accrued interest, if any, and

           (7) the CUSIP number.

     Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

     SECTION 1106.  Deposit of Redemption Price.

     Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and accrued interest on, all the Notes which are to be redeemed on that date.

     SECTION 1107.  Notes Payable on Redemption Date.

     Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more

Predecessor Notes, registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provisions of Section 309.

     If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.

     SECTION 1108.  Notes Redeemed in Part.

     Any Note which is to be redeemed only in part shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holders attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.


                              ARTICLE TWELVE

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     SECTION 1201. Company Option to Effect Legal Defeasance or Covenant Defeasance.

     The Company may, at its option and at any time, with respect to the Notes, elect to have either Section 1202 or Section 1203 be applied to all Outstanding Notes upon compliance with the conditions set forth below in this Article Twelve.

     SECTION 1202.  Legal Defeasance and Discharge.

     Upon the Company's exercise under Section 1201 of the option applicable to this Section 1202, the Company and the Guarantors shall be deemed to have been discharged from its obligations with respect to all Outstanding Notes and the Note Guarantees on the date the conditions set forth in Section 1204 are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes and the Note Guarantees, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 1205 and the other Sections of this Indenture referred to in (A) and (B) below, and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of outstanding Notes to receive payments in respect of the principal of (and premium, if any, on) and interest on such Notes when such payments are due from the trust described in Section 1204, (B) the Company's obligations under Sections 304, 305, 308, 1002 and 1003, (C) the Company's obligations under the Registration Rights Agreement, (D) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith and (E) this Article Twelve. Subject to compliance with this Article Twelve, the Company may exercise its option under this Section 1202 notwithstanding the prior exercise of its option under Section 1203 with respect to the Notes.

     SECTION 1203.  Covenant Defeasance.

     Upon the Company's exercise under Section 1201 of the option applicable to this Section 1203, the Company and any Guarantor shall be released from its obligations under any covenant contained in Section 801 and Section 803 and in Sections 1006 through 1018 and Sections 1021 and 1022 with respect to the Outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Notes, the Company and any Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 501(5), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

     SECTION 1204.  Conditions to Legal Defeasance or Covenant Defeasance.

     The following shall be the conditions to application of either Section 1202 or Section 1203 to the Outstanding Notes:

           (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

           (2) in the case of an election under Section 1202 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

           (3) in the case of an election under Section 1203 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

           (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

           (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture ) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

           (6) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over other creditors of the Company or the Guarantors or with the intent of defeating, hindering, delaying or defrauding creditors of the Company, the Guarantors or others;

           (7) the Company must have delivered an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

           (8) the Company must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to Legal Defeasance or Covenant Defeasance, as the case may be, have been complied with.

     SECTION 1205. Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

     Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1205, the "Trustee") pursuant to Section 1204 in respect of the Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Governmental Obligations deposited pursuant to Section 1204 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.

     Anything in this Article Twelve to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in
Section 1204 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance, as applicable, in accordance with this Article.

     SECTION 1206.  Reinstatement.

     If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 1205 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 1202 or 1203, as the case may be,


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until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 1205; provided, however, that if the Company makes any payment of principal of (or premium, if any) or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.


                               ARTICLE THIRTEEN

                                   GUARANTEES

     SECTION 1301.  Note Guarantees.

     Each Guarantor hereby jointly and severally, fully, unconditionally and irrevocably guarantees the Notes and obligations of the Company hereunder and thereunder, and guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee on behalf of such Holder, that: (a) the principal of (and premium, if any) and interest on the Notes will be paid in full when due, whether at Stated Maturity, by acceleration, call for redemption or otherwise (including, without limitation, the amount that would become due but for the operation of the automatic stay under Section 362(a) of the Federal Bankruptcy Code), together with interest on the overdue principal, if any, and interest on any overdue interest, to the extent lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise, subject, however, in the case of clauses (a) and (b) above, to the limitations set forth in Section 1306 hereof. Each of the Note Guarantees shall be a guarantee of payment and not of collection.

     Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

     Each Guarantor hereby waives the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or any other Person, protest, notice and all demands whatsoever and covenants that the Note Guarantee of such Guarantor will not be discharged as to any Note except by complete performance of the

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obligations contained in such Note and such Note Guarantee or as provided for in this Indenture. Each of the Guarantors hereby agrees that, in the event of a default in payment of principal (or premium, if any) or interest on such Note, whether at its Stated Maturity, by acceleration, call for redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against each of the Guarantors to enforce such Guarantor's Note Guarantee without first proceeding against the Company or any other Guarantor. Each Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, such Guarantor will pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

     If any Holder or the Trustee is required by any court or otherwise to return to the Company or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or any Guarantor, any amount paid by any of them to the Trustee or such Holder, the Note Guarantee of each of the Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five hereof for the purposes of the Note Guarantee of such Guarantor, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Five hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of the Note Guarantee of such Guarantor.

     SECTION 1302.  Execution and Delivery of Note Guarantee.

     To further evidence the Note Guarantee set forth in Section 1301, each Guarantor hereby agrees that such Note Guarantee, substantially in the form included in Exhibit B of this Indenture, shall be endorsed on each Note authenticated and delivered by the Trustee. Such Note Guarantee shall be executed by manual or facsimile signature on behalf of each Guarantor by its Chairman, any Vice Chairman, its President or a Vice President and attested by its Secretary or Assistant Secretary, and shall have been duly authorized by all requisite corporate action. The validity and enforceability of any Note Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

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     Each Guarantor hereby agrees that its respective Note Guarantee set forth in Section 1301 shall remain in full force and effect notwithstanding any failure to endorse on each note a notation of such Note Guarantee.

     The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Note Guarantee set forth in this Indenture on behalf of the Guarantors.

     SECTION 1303.  Severability.

     In case any provision of any Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 1304.  Seniority of Guarantees.

     The obligations of each Guarantor to the Holders of Notes and to the Trustee pursuant to such Guarantor's Note Guarantee and this Indenture are unsecured senior subordinated obligations of such Guarantor ranking pari passu in right of payment with all existing and future senior subordinated obligations of such Guarantor.

     SECTION 1305.  Limitation of Guarantor's Liability.

     Each Guarantor and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the guarantee by each Guarantor pursuant to its Note Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Federal Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under its Note Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee or pursuant to Section 1306 hereof, result in the obligations of such Guarantor under its Note Guarantee constituting such fraudulent transfer or conveyance.

     SECTION 1306.  Contribution.

     In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under a Guarantee, such Funding Guarantor shall be

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entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Notes or any other Guarantor's obligations with respect to the Note Guarantee of such Guarantor. "Adjusted Net Assets" of such Guarantor at any date shall mean the lesser of
(x) the amount by which the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Guarantee of such Guarantor at such date and (y) the amount by which the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), excluding debt in respect of the Note Guarantee of such Guarantor, as they become absolute and matured.

     SECTION 1307.  Release of a Guarantor.

     (a) A Guarantor will be deemed automatically and unconditionally released and discharged from all of its obligations under its Note Guarantee and its guarantee of Indebtedness of the Company under the New Credit Agreement without any further action on the part of the Trustee or any Holder of the Notes upon
(i) a sale or other disposition to a Person not an Affiliate of the Company of all of the Capital Stock of, or all or substantially all of the assets of, such Guarantor, by way of merger, consolidation or otherwise, which transaction is carried out in accordance with Section 801 and 1016; or (ii) the release of any Guarantor from its obligations as a guarantor under the New Credit Agreement, so long as (a) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such release, (b) the Company is permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in subsection (a) of Section 1010 on the date on which such release occurs, and (c) the amount of Indebtedness outstanding under the New Credit Agreement for at least 30 days prior to the time of such release is at least $200 million of its obligations; provided that any such termination shall occur
(x) only to the extent that all obligations of such Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure any Indebtedness of the Company shall also terminate upon such sale, disposition or release and (y) only if the Trustee is furnished with written notice of such release together with an Officer's Certificate from such Guarantor to the effect that all of the conditions to release in this
Section 1307(a) have been satisfied.

     (b) Any Guarantor that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary in accordance with the terms of this Indenture may, at such time, at the option of the Board of Directors, be released and relieved of its obligations under its Note Guarantee and its guarantee of Indebtedness of the Company under

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the New Credit Agreement.  The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a Company Request accompanied by an Officers' Certificate certifying as to the compliance with this Section 1307. Any Guarantor not so released shall remain liable for the full amount of principal of and interest on the Notes as provided in its Note Guarantee.

     (c) Concurrently with the Legal Defeasance of the Notes under Section 1202 hereof, or the Covenant Defeasance of the Notes under Section 1203 hereof, the Guarantors shall be released from all their obligations under their Note Guarantees under this Article Thirteen.

     SECTION 1308.  Benefits Acknowledged.

     Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its guarantee and waivers pursuant to its Guarantee are knowingly made in contemplation of such benefits.

     SECTION 1309.  Issuance of Guarantees by Certain New Restricted
                    Subsidiaries.

     The Company shall provide to the Trustee, on the date that any Person becomes a Restricted Subsidiary, a supplemental indenture to this Indenture, executed by such new Restricted Subsidiary, providing for a full and unconditional guarantee on a senior subordinated basis by such new Restricted Subsidiary of the Company's obligations under the Notes and this Indenture to the same extent as that set forth in this Indenture, provided that any such Restricted Subsidiary that is organized outside the United States shall not be required to provide a Note Guarantee so long as such Restricted Subsidiary has not guaranteed any other Indebtedness of the Company or of any other Restricted Subsidiary.

                               ARTICLE FOURTEEN

                                 SUBORDINATION

     SECTION 1401.  Notes Subordinate to Senior Indebtedness.

     The Company covenants and agrees, and each Holder, by its acceptance thereof, likewise covenants and agrees, for the benefit of the Holders, from time to time, of Senior Indebtedness that, to the extent and in the manner hereinafter set forth in this Article, the Indebtedness represented by the Notes and the payment of the principal of (and premium, if any) and interest on each and all of the Notes are hereby expressly made subordinate and subject in right of payment as provided in this Article to the prior payment in full in cash of all Senior Indebtedness, whether outstanding on the date of this Indenture or thereafter

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incurred; provided, however, that the Notes, the Indebtedness represented thereby and the payment of the principal of (and premium, if any) and interest on the Notes in all respects shall rank equally with, or prior to, all existing and future unsecured indebtedness (including, without limitation, Indebtedness) of the Company that is subordinated to Senior Indebtedness.

     SECTION 1402. Payment over by the Company of Proceeds upon Dissolution, etc.

     Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshaling of the Company's assets and liabilities,

           (1) the holders of Senior Indebtedness of the Company shall be entitled to receive payment in full in cash of all Obligations due in respect of such Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness) before the Holders will be entitled to receive any payment with respect to the Notes, and until all Obligations with respect to Senior Indebtedness are paid in full in cash, any distribution to which the Holders would be entitled shall be made to the holders of Senior Indebtedness (except that Holders may receive securities that are subordinated at least to the same extent as the Notes to Senior Indebtedness ("Permitted Junior Securities") and any securities issued in exchange for Senior Indebtedness and Holders may recover payments made from the trust described in Section 1204); and

           (2) in the event that, notwithstanding the foregoing provisions of this Section, the Trustee or any Holder shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, in respect of principal of (and premium, if any) or interest on the Notes before all Senior Indebtedness is paid in full or payment thereof provided for (such provision with respect to Senior Indebtedness under the New Credit Agreement being satisfactory to each Lender), and if such fact shall at or prior to the time of such payment or distribution, have been made known to the Trustee or such Holder, as the case may be, by the Agent Bank, then and in such event such payment or distribution (other than a payment or distribution in the form of Permitted Junior Securities or out of the trust described in Section 1204) shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

     The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article Eight shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Company for the purposes of this Section if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in Article Eight.

     SECTION 1403. Suspension of Payment on Notes When Senior Indebtedness of the Company in Default.

     (a) Unless Section 1402 shall be applicable, the Company shall not make any payment upon or in respect of the Notes (except in such Permitted Junior Securities or from the trust described in Section 1204) if

                 (i) a default in the payment of the principal of, premium, if any, or interest on Designated Senior Indebtedness occurs and is continuing beyond any applicable period of grace (a "Payment Event of Default") which is notified to the Trustee in writing from the Company, the Agent or any other representative of holders of Designated Senior Indebtedness, or

                 (ii) any Non-payment Event of Default occurs and is continuing with respect to Designated Senior Indebtedness which permits holders of the Designated Senior Indebtedness as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Agent Bank or the holders or the representative of the holders of any Designated Senior Indebtedness.

     (b) Payments on the Notes may and shall be resumed (a) in the case of a Payment Event of Default, upon the date on which such default is cured or waived and (b) in case of a Non-payment Event of Default, the earlier of the date on which such Non-payment Event of Default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Indebtedness has been accelerated. No new period of payment blockage may be commenced by a Payment Blockage
Notice unless and until 360 days have elapsed since the first day of the effectiveness of the immediately prior Payment Blockage Notice. No Non-payment Event of Default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice, unless such default has been cured or waived for a period of not less than 90 days.

     SECTION 1404.  Payment Over  by Guarantors of Proceeds upon
                    Dissolution, etc.

     Upon any distribution to creditors of any Guarantor in a liquidation or dissolution of such Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Guarantor or its property, an assignment for the benefit of creditors or any marshaling of such Guarantor's assets and liabilities,

           (1) the holders of Senior Indebtedness of such Guarantor shall be entitled to receive indefeasible payment in full in cash of all Obligations due in respect of such Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness) before the Holders will be entitled to receive any payment with respect to the respective Note Guarantee, and until all Obligations with respect to Senior Indebtedness of such Guarantor and Senior Indebtedness of the Company are paid in full in cash, any distribution to which the Holders would be entitled shall be made to the holders of such Senior Indebtedness (except that Holders may receive (i) Capital Stock of such Guarantor (other than Disqualified Stock) and (ii) Permitted Junior Securities and any securities issued in exchange for such Senior Indebtedness); and

           (2) in the event that, notwithstanding the foregoing provisions of this Section, the Trustee or any Holder shall have received any payment or distribution of assets of such Guarantor of any kind or character, whether in cash, property or securities, in respect of principal of (and premium, if any) or interest on the Notes before all Senior Indebtedness of such Guarantor is paid in full or payment thereof provided for (such provision with respect to Senior Indebtedness under the New Credit Agreement being satisfactory to each Lender), and if such fact shall at or prior to the time of such payment or distribution, have been made known to the Trustee or such Holder, as the case may be, by the Agent Bank, then and in such event such payment or distribution (other than a payment or distribution in the form of Permitted Junior Securities) shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of such Subsidiary for application to the payment of all Senior Indebtedness of such Guarantor remaining unpaid, to the extent necessary to pay all such Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

     The consolidation of any Guarantor with, or the merger of any Guarantor into, another Person or the liquidation or dissolution of any Guarantor following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article Eight shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of such Guarantor for the purposes of this Section if the Person formed by such consolidation or into which such Guarantor is merged or the Person which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in Article Eight.

     SECTION 1405. Suspension of Payment on Note Guarantees When Senior Indebtedness of Guarantor in Default.

     (a) Unless Section 1404 shall be applicable, a Guarantor shall not make any payment upon or in respect of such Guarantor's Note Guarantee (except in such Permitted Junior Securities) if

                 (i) a Payment Event of Default on Designated Senior
            Indebtedness of such Guarantor or Designated Senior Indebtedness of the Company occurs and is continuing beyond any applicable period of grace which is notified to the Trustee in writing from such Guarantor, the Agent or any other representative of holders of Designated Senior Indebtedness, or

                 (ii) any Non-payment Event of Default occurs and is continuing with respect to Designated Senior Indebtedness of such Guarantor or Designated Senior Indebtedness of the Company which permits holders of the Designated Senior Indebtedness of such Guarantor or Designated Senior Indebtedness of the Company as to which such default relates to accelerate its maturity and the Trustee receives a Payment Blockage Notice from the Agent Bank or the holders or the representative of the holders of such Designated Senior Indebtedness.

     (b) Payments on the Note Guarantees may and shall be resumed (a) in the case of a Payment Event of Default, upon the date on which such default is cured or waived and (b) in case of a Non-payment Event of Default, the earlier of the date on which such Non-payment Event of Default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Indebtedness has been accelerated. No new period of payment blockage may be commenced by a Payment Blockage Notice unless and until 360 days have elapsed since the first day of the effectiveness of the immediately prior Payment Blockage Notice. No Non-payment Event of Default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice, unless such default has been cured or waived for a period of not less than 90 days.

     SECTION 1406.  Payment Permitted If No Default.

     Nothing contained in this Article or elsewhere in this Indenture, in any of the Notes or in any Note Guarantee shall prevent the Company or any Guarantors, as applicable, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Company or any Guarantor referred to in Section 1402 or 1404 or under the conditions described in Section 1403 or 1405, from making payments at any time of principal of (and premium, if any, on) or interest on the Notes or under a Guarantee, as applicable.

     SECTION 1407.  Subrogation to Rights of Holders of Senior
                    Indebtedness.

     Subject to the payment in full of all Senior Indebtedness, the Holders shall be subrogated (equally and ratably with the holders of all indebtedness of the Company or any Guarantor which by its express terms is subordinated to Senior Indebtedness of the Company or such Guarantor to the same extent as the Notes or the Note Guarantees are subordinated and which is entitled to like rights of subrogation) to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of (and premium, if any) and interest on the Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Holders or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Indebtedness by Holders or the Trustee, shall, as among the Company, the Guarantors, their respective creditors other than holders of Senior Indebtedness, and the Holders of the Notes, be deemed to be a payment or distribution by the Company or any Guarantor to or on account of the Senior Indebtedness.

     SECTION 1408.  Provisions Solely to Define Relative Rights.

     The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Notes is intended to or shall (a) impair, as between the Company, or any Guarantor as applicable, and the Holders, the obligation of the Company or such Guarantor, which is absolute and unconditional, to pay to the Holders the principal of (and premium, if any) and interest on the Notes as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company or any Guarantor of the Holders and creditors of the Company or such Guarantor other than the holders of Senior Indebtedness; or (c) prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness.


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                                       99





     SECTION 1409.  Trustee to Effectuate Subordination.

     Each Holder of a Note by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

     SECTION 1410.  No Waiver of Subordination Provisions.

     (a) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any Guarantor, or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company or any Guarantor with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

     (b) Without in any way limiting the generality of paragraph (a) of this Section, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders to the holders of Senior Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (3) release any Person liable in any manner for the collection of Senior Indebtedness; and (4) exercise or refrain from exercising any rights against the Company, any Guarantor and any other Person.

     SECTION 1411.  Notice to Trustee.

     (a) The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Notes, unless and until the Trustee shall have received written notice thereof from the Company, the Agent or a holder of Senior Indebtedness or from any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to TIA Sections 315(a) through 315(d), shall be entitled in all respects to assume that no such facts exist; provided, however, that, if the Trustee shall not have received the notice provided for in this Section at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any) or interest on any Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date.

     (b) Subject to TIA Sections 315(a) through 315(d), the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

     SECTION 1412.  Reliance on Judicial Order or Certificate of
                    Liquidating Agent.

     Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to TIA Sections 315(a) through 315(d), and the Holders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

     SECTION 1413. Rights of Trustee As a Holder of Senior Indebtedness; Preservation of Trustees Rights.

     The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 607.

     SECTION 1414.  Article Applicable to Paying Agents.

     In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 1413 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

     SECTION 1415.  No Suspension of Remedies.

     Nothing contained in this Article shall limit the right of the Trustee or the Holders to take any action to accelerate the maturity of the Notes pursuant to Article Five or to pursue any rights or remedies hereunder or under applicable law, except as provided in Article Five.

     SECTION 1416.  Trust Moneys Not Subordinated.

     Notwithstanding anything contained herein to the contrary, payments from cash or the proceeds of U.S. Government Obligations held in trust under Article Twelve hereof by the Trustee (or other qualifying trustee) and which were deposited in accordance with the terms of Article Twelve hereof and not in violation of Section 1403 hereof for the payment of principal of (and premium, if any) and interest on the Notes shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article Fourteen, and none of the Holders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness or any other creditor of the Company.

     SECTION 1417.  Trustee Not Fiduciary for Holders of Senior Indebtedness.

     The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders or to the Company or to any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise.

     This Indenture may be signed in any number of counterparts each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and the Company has caused its corporate seal to be hereunto affixed and attested, all as of the day and year first above written.


                              EXTENDICARE HEALTH SERVICES, INC.


             [SEAL]           By:  ___________________________________
                                   Name:
                                   Title:


Attest: ___________________
        Secretary

                                  ADULT SERVICES UNLIMITED, INC.
                                  AHC ACQUISITION CORP.
                                  ALTERNACARE PLUS ENTERPRISES, INC.
                                  ARBOR HEALTH CARE COMPANY
                                  ARBORS EAST, INC.
                                  ARBORS AT FT. WAYNE, INC.
                                  ARBORS AT TOLEDO, INC.
                                  BAY GERIATRIC PHARMACY, INC.
                                  COVENTRY CARE, INC.
                                  EDGEWOOD NURSING CENTER, INC.
                                  ELDER CREST, INC.
                                  EXTENDICARE GREAT TRAIL, INC.
                                  EXTENDICARE HEALTH FACILITIES, INC.
                                  EXTENDICARE HEALTH FACILITY HOLDINGS, INC.
                                  EXTENDICARE HOMES, INC.
                                  EXTENDICARE OF INDIANA, INC.
                                  FIR LANE TERRACE CONVALESCENT CENTER, INC.
                                  HAVEN CREST, INC.
                                  HEALTH POCONOS, INC.
                                  HOME CARE PHARMACY, INC. OF FLORIDA
                                  MARSHALL PROPERTIES, INC.
                                  MEADOW CREST, INC.
                                  NORTHERN HEALTH FACILITIES, INC.
                                  OAK HILL HOME OF REST AND CARE, INC.
                                  Q.D. PHARMACY, INC.
                                  POLY-STAT COMPUTER APPLICATIONS, INC.

                                  POLY-STAT SUPPLY CORPORATION
                                  THE DRUGGIST INC.
                                  THE PROGRESSIVE STEP CORPORATION
                                  UNITED PROFESSIONAL COMPANIES, INC.
                                  UNITED PROFESSIONAL SERVICES, INC.
                                  UNITED REHABILITATION SERVICES, INC.

                                  Each, a Subsidiary Guarantor



                                  By:  ___________________________________
                                       Name:
                                       Title:



Attest: __________________
        Secretary


                                  THE BANK OF NOVA SCOTIA TRUST COMPANY OF
                                  NEW YORK,
                                  as Trustee


                                  By:  ___________________________________
                                       Name:
                                       Title:

                                                                       Exhibit A
                                                                       ---------
                                 [FACE OF NOTE]

                       EXTENDICARE HEALTH SERVICES, INC.


              9.35% [Series B]** Senior Subordinated Note Due 2007


                                CUSIP _________

No. _______                     $_________________

     EXTENDICARE HEALTH SERVICES, INC., a Delaware corporation (the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to ___________, or its registered assigns, the principal sum of _________________________________ ($___________), on
December 15, 2007.


         [Initial Interest Rate:        9.35% per annum.]*
         [Interest Rate:                9.35% per annum.]**
         Interest Payment Dates:        June 15 and December 15 of each year
                                        commencing June 15, 1998.

         Regular Record Dates:          May 31 and November 30 of each year.


     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.








-------------------------
*Include only for Initial Notes.
**Include only for Exchange Notes.

     IN WITNESS WHEREOF, the Company has caused this Note to be executed under its corporate seal.


Date: ______________                    EXTENDICARE HEALTH
                                        SERVICES, INC.



                                        By: __________________________
                                            Title:



Attest: _______________________
        Secretary

                Form of Trustee's Certificate of Authentication




This is one of the 9.35% [Series B]** Senior Subordinated Notes due 2007 described in the within-mentioned Indenture.



Date:  _______________                  THE BANK OF NOVA SCOTIA TRUST
                                        COMPANY OF NEW YORK,
                                        as Trustee


                                        By: _____________________________
                                            Authorized Signatory





















________________________

** Include only for Exchange Notes.

                             [REVERSE SIDE OF NOTE]

                       EXTENDICARE HEALTH SERVICES, INC.

              9.35% [Series B]** Senior Subordinated Note due 2007




1. Principal and Interest.

     The Company will pay the principal of this Note on December 15, 2007.

     The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate of [9.35% per annum (subject to adjustment as provided below)]* [9.35% per annum, except that interest accrued on this Note pursuant to the penultimate paragraph of this
Section 1 for periods prior to the applicable Exchange Date (as such term is defined in the Registration Rights Agreement referred to below) will accrue at the rate or rates borne by the Notes from time to time during such periods].**

     Interest will be payable semiannually (to the Holders of record of the Notes (or any predecessor Notes) at the close of business on the June 15 or December 15 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing June 15, 1998.

     [If (a) the Company fails to file the Exchange Registration Statement required by the Registration Rights Agreement on or prior to the 45th calendar day following the Closing Date or (b) the Exchange Offer is not consummated or a Shelf Registration Statement is not declared effective on or prior to the 135th calendar day following the Closing Date, the interest rate borne by the Notes will be increased by 0.5 percent per annum for the first 30 days following the 45-day period referred to in clause (a) above or the first 90-day period following the 135-day period referred to in the case of clause (b) above. Such interest will increase by an additional 0.5 percent per annum at the beginning of each subsequent 30-day period in the case of clause (a) above or 90-day period in the case of clause (b) above; provided, however, that in no event will the interest rate borne by the Notes be increased by more than 1.5 percent. Upon the filing of the Exchange Offer Registration Statement, the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement, as the case may be, the interest rate borne by the Notes from


-------------------------
*Include only for Initial Notes.
**Include only for Exchange Notes.

the date of such filing, consummation or effectiveness, as the case may be, will be reduced to 9.35%; provided, however, that, if after any such reduction in interest rate, a different event specified in clause (a) or (b) above occurs, the interest rate may again be increased pursuant to the foregoing provisions.]

     Interest on this Note will accrue from the most recent date to which interest has been paid [on this Note or the Note surrendered in exchange herefor]** or, if no interest has been paid, from December 2, 1997; provided that, if there is no existing default in the payment of interest and if this
Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum equal to the rate of interest applicable to the Notes.


2. Method of Payment.

     The Company will pay interest (except defaulted interest) on the principal amount of the Notes on each June 15 and December 15 to the persons who are Holders (as reflected in the Register at the close of business on the May 31 and November 30 immediately preceding the Interest Payment Date), in each case, even if the Note is cancelled on registration of transfer or registration of exchange after such record date.

     The principal of (and premium, if any), and interest on the Notes shall be payable, and the Notes shall be exchangeable and transferable, at the office or agency of the Company in The City of New York maintained for such purposes, (which initially shall be the office of the Trustee located at One Liberty Plaza, 23rd Floor, New York, New York 10006) or, at the option of the Company, interest may be paid by check mailed to the address of the Person entitled thereto as such address shall appear on the Register; provided that all payments with respect to the U.S. Global Note and the Certificated Notes the Holder of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof.

____________________
**  Include only for Exchange Notes.

3. Paying Agent and Registrar.

     Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar upon written notice thereto. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-registrar.


4. Note Guarantees.

     This Note is initially entitled to the benefits of the Note Guarantee made by the Guarantors as described in the Indenture and may thereafter be entitled to Note Guarantees made by other Guarantors for the benefit of the Holders of Notes. Each present Guarantor has, and each future Guarantor will, irrevocably and unconditionally, jointly and severally, guarantee on a senior subordinated basis the punctual payment when due, whether at Stated Maturity, by acceleration, in connection with a Change of Control Offer, an Asset Sale Offer or redemption, or otherwise, of all obligations of the Company under the Indenture and this Note, whether for payment of principal of, premium, if any, or interest, if any, on the Notes, expenses, indemnification or otherwise. A Guarantor shall be released from its Note Guarantee upon the terms and subject to the conditions set forth in the Indenture.

5. Subordination.

     This Note and the Note Guarantees are subordinated in right of payment, as set forth in the Indenture, to the prior payment in full of all existing and future Senior Indebtedness. Each of the Company and the Guarantors agrees, and each Holder by accepting a Note agrees, to the subordination provisions set forth in the Indenture, authorizes the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purposes.

6. Indenture; Limitations.

     The Company issued the Notes under an Indenture dated as of December 2, 1997 (the "Indenture"), between the Company, the Guarantors and The Bank of Nova Scotia Trust Company of New York, as trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

     The Notes are general unsecured obligations of the Company.

7. Redemption.

     Optional Redemption. The Notes may be redeemed at the option of the Company, in whole or in part, at any time and from time to time on or after December 15, 2002, at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), if redeemed during the 12-month period beginning December 15 of each of the years set forth below:


                                        Redemption
Year                                      Price
----                                    ----------

December 15, 2002 .................     104.675%
December 15, 2003 .................     103.117%
December 15, 2004 .................     101.558%
December 15, 2005 and thereafter ..     100.00%


     In addition, at any time or from time to time prior to December 15, 2000, the Company may redeem up to 35% of the sum of (i) the initial aggregate principal amount of the Notes and (ii) the initial aggregate principal amount of any Additional Notes on one or more occasions with the net proceeds of one or more Equity Offerings at a redemption price equal to 109.35% of the principal amount thereof, plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date); provided that, immediately after giving effect to such redemption, at least 65% of the sum of (x) the initial aggregate principal amount of the Notes and (y) the initial aggregate principal amount of any Additional Notes remains outstanding; provided further that such redemptions shall occur within 60 days of the date of closing of each Equity Offering.

     Notice of a redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder to be redeemed at such Holder's last address as it appears in the Register. Notes in original denominations larger than $1,000 may be redeemed in part in integral multiples of $1,000. On and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption, unless the Company defaults in the payment of the Redemption Price.


8. Repurchase upon a Change in Control and Asset Sales.

     (a) If a Change of Control occurs at any time, then, each Holder of Notes or Additional Notes shall have the right to require that the Company purchase such Holder's Notes or Additional Notes, as applicable, in whole or in part in integral multiples of $1,000, at a purchase price in cash equal to 101% of the principal amount of such Notes or

Additional Notes, plus accrued and unpaid interest, if any, to the date of purchase, pursuant to the offer described in the Indenture (the "Change of Control Offer") and (b) upon Asset Sales, the Company may be obligated to make offers to purchase Notes with a portion of the Net Cash Proceeds of such Asset Sales at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase in accordance with the procedures set forth in the Indenture.


9. Denominations; Transfer; Exchange.

     The Notes are in registered form without coupons, in denominations of $1,000 and multiples of $1,000 in excess thereof; provided that Certificated Notes originally purchased by or transferred to institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities
Act) who are not "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) will be subject to a minimum denomination of $250,000. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption (except the unredeemed portion of any Note being redeemed in part). Also, it need not register the transfer or exchange of any Notes for a period of 15 days before a selection of Notes to be redeemed is made.


10. Persons Deemed Owners.

     A Holder may be treated as the owner of a Note for all purposes.


11. Unclaimed Money.

     If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.


12. Discharge Prior to Redemption or Maturity.

     If the Company irrevocably deposits, or causes to be deposited, with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes to redemption or maturity, the Company will be discharged from the Indenture and the Notes, except in certain circumstances for certain sections thereof.


13. Amendment; Supplement; Waiver.

     Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency.


14. Restrictive Covenants.

     The Indenture contains certain covenants, including, without limitation, covenants with respect to the following matters: (i) Indebtedness; (ii) Restricted Payments; (iii) issuances and sales of Restricted Subsidiary Capital Stock; (iv) transactions with Affiliates; (v) Liens; (vi) certain Asset Sales;
(vii) dividends and other payment restrictions affecting Restricted Subsidiaries; (viii) mergers and certain transfers of assets. Within 120 days after the end of each fiscal year, the Company must report to the Trustee on compliance with such limitations.


15. Successor Persons.

     When a successor person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor person will be released from those obligations.


16. Remedies for Events of Default.

     If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of the Notes then outstanding may declare all the Notes to be immediately due and payable. If a bankruptcy or insolvency default with respect to the Company or any of its Significant Subsidiaries occurs and is continuing, the Notes automatically become immediately due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of at least a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power.

17. Trustee Dealings with Company.

     The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for, and otherwise deal with, the Company and its Affiliates as if it were not the Trustee.


18. No Recourse Against Certain Others

     No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. No director, officer, employee, incorporator or stockholder of any Guarantor, as such, shall have any liability for any obligations of such Guarantor under its Note Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees.


19. Authentication.

     This Note shall not be valid until the Trustee manually signs the certificate of authentication on the other side of this Note.


20. Governing Law.

     The Notes shall be governed by, and construed in accordance with, the law of the State of New York.


21. Abbreviations.

     Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to Extendicare Health Services, Inc.,

105 W. Michigan Street, 9th Floor, Milwaukee, Wisconsin 53203, Attention:
Robert J. Abramowski, Vice President, Finance and Chief Financial Officer.

                           [FORM OF TRANSFER NOTICE]


     FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.
----------------------------------

(Please print or typewrite name and address including zip code of assignee)


the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer such Note on the books of the Company with full power of substitution in the premises.

                    [THE FOLLOWING PROVISION TO BE INCLUDED
                              ON ALL CERTIFICATES
                       EXCEPT PERMANENT OFFSHORE PHYSICAL
                                 CERTIFICATES]


     In connection with any transfer of this Note occurring prior to the date which is the earlier of the date of an effective Registration Statement or December 1, 1999, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                  [Check One]
                                  -----------

[   ] (a)  this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

or
--

[   ] (b)  this Note is being transferred other than in accordance with (a)
           above and  documents are being   set forth in this Note furnished
           which and the Indenture. comply with the conditions of transfer


If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 307 of the Indenture shall have been satisfied.



Date:                           _________________________________

                                NOTICE:  The signature to this
                                assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.



Signature Guarantee:


TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

     The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.



Dated:                                  _____________________________

                                        NOTICE: To be executed by an
                                                executive officer

                       OPTION OF HOLDER TO ELECT PURCHASE


     If you wish to have this Note purchased by the Company pursuant to Section
1015 or Section 1016 of the Indenture, check the Box:  [     ].

     If you wish to have a portion of this Note purchased by the Company pursuant to Section 1015 or Section 1016 of the Indenture, state the amount (in original principal amount) below:


                            $_____________________.



Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

                                                                       Exhibit B
                                                                       ---------

                          FORM OF SUBSIDIARY GUARANTEE


     Each Guarantor hereby jointly and severally, absolutely, unconditionally and irrevocably guarantees the Notes and obligations of the Company hereunder and thereunder, and guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee on behalf of such Holder, that:
(a) the principal of (and premium, if any) and interest on the Notes will be paid in full when due, whether at Stated Maturity, by acceleration, call for redemption or otherwise (including, without limitation, the amount that would become due but for the operation of the automatic stay under Section 362(a) of the Federal Bankruptcy Code), together with interest on the overdue principal, if any, and interest on any overdue interest, to the extent lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise, subject, however, in the case of clauses (a) and (b) above, to the limitations set forth in Section 1306 of the Indenture.

     The obligations of the Guarantors to the Holders of the Notes and to the Trustee pursuant to this Note Guarantee and the Indenture are expressly set forth in Article Thirteen of the Indenture, and reference is hereby made to such Indenture for the precise terms of this Note Guarantee. The terms of Article Thirteen of the Indenture are incorporated herein by reference.

     This is a continuing guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its respective successors and assigns to the extent set forth in the Indenture until full and final payment of all of the Company's obligations under the Notes and the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders of Notes and, in the event of any transfer or assignment of rights by any Holder of Notes or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a guarantee of payment and not a guarantee of collection.

     In certain circumstances more fully described in the Indenture, any Guarantor may be released from its liability under this Subsidiary Guarantee, and any such release will be effective whether or not noted herein.

     This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Senior Subordinated Note upon which this

Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

     Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

     IN WITNESS WHEREOF, each Subsidiary Guarantor has caused its Note Guarantee to be duly executed.



Date:  December 2, 1997                 ADULT SERVICES UNLIMITED, INC.
                                        AHC ACQUISITION CORP.
                                        ALTERNACARE PLUS ENTERPRISES, INC.
                                        ARBOR HEALTH CARE COMPANY
                                        ARBORS EAST, INC. ARBORS AT FT. WAYNE, INC.
                                        ARBORS AT TOLEDO, INC.
                                        BAY GERIATRIC PHARMACY, INC. COVENTRY CARE, INC.
                                        EDGEWOOD NURSING CENTER, INC.
                                        ELDER CREST, INC.
                                        EXTENDICARE GREAT TRAIL, INC.
                                        EXTENDICARE HEALTH FACILITIES, INC.
                                        EXTENDICARE HEALTH FACILITY HOLDINGS, INC.
                                        EXTENDICARE HOMES, INC.
                                        EXTENDICARE OF INDIANA, INC.
                                        FIR LANE TERRACE CONVALESCENT CENTER, INC.
                                        HAVEN CREST, INC.
                                        HEALTH POCONOS, INC.
                                        HOME CARE PHARMACY, INC. OF FLORIDA
                                        MARSHALL PROPERTIES, INC.
                                        MEADOW CREST, INC.
                                        NORTHERN HEALTH FACILITIES, INC.
                                        OAK HILL HOME OF REST AND CARE, INC.
                                        POLY-STAT COMPUTER APPLICATIONS, INC.
                                        POLY-STAT SUPPLY CORPORATION
                                        Q.D. PHARMACY, INC.
                                        THE DRUGGIST INC.
                                        THE PROGRESSIVE STEP CORPORATION
                                        UNITED PROFESSIONAL COMPANIES, INC.
                                        UNITED PROFESSIONAL SERVICES, INC.
                                        UNITED REHABILITATION SERVICES, INC.

                                        Each, a Subsidiary Guarantor


                                        By ____________________________________
                                           Name:
                                           Title:

Attest: _________________________
        Secretary

                                                                       Exhibit C
                                                                       ---------

                           Form of Certificate to Be
                          Delivered in Connection with
            Transfers to Non-QIB Institutional Accredited Investors



                           ___________________, ____


Extendicare Health Services, Inc.
105 W. Michigan Street, 9th Floor
Milwaukee, Wisconsin  53203
Attention:  Robert J. Abramowski



          Re:  Extendicare Health Services, Inc. (the "Company")
               9.35% Senior Subordinated Notes due 2007 (the "Notes")
               ------------------------------------------------------





Ladies and Gentlemen:

     In connection with our proposed purchase of $____________ aggregate principal amount of the Notes:

           1. We understand that the Notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing the Notes to offer, sell or otherwise transfer such Notes prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes, or any predecessor thereto (the "Resale Restriction Termination Date") only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) for so long as the Notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales to non-U.S. Persons that occur outside the United States within the meaning of Regulations S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act that is acquiring the Notes for its own account or for the account of such an institutional "accredited investor" for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property and the property of such investor account or accounts be at all times within our or their control and to compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) or Rule 501 under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. We acknowledge that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clauses (d), (e) and (f) above to require the delivery of an Opinion of Counsel, certifications and/or other information satisfactory to the Company and the Trustee.

           2. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) purchasing for our own account or for the account of such an institutional "accredited investor," and we are acquiring the Notes for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

           3. We are acquiring the Notes purchased by us for our own account or for one or more accounts as to each of which we exercise sole investment discretion.

           4. You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                        Very truly yours,


                                        By:
                                            (NAME OF PURCHASER)


                                        Date:



     Upon transfer, the Notes should be registered in the name of the new beneficial owner as follows:


Name:

Address:

Taxpayer ID Number:

                                                                       Exhibit D
                                                                       ---------


                      Form of Certificate to Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S
                      -----------------------------------


                                        _________________, ___


Extendicare Health Services, Inc.
105 West Michigan Street
9th Floor
Milwaukee, Wisconsin 53203
c/o
The Bank of Nova Scotia Trust
     Company of New York
One Liberty Plaza
New York, NY  10006
Attention:  Corporate Trust Division


     Re: Extendicare Health Services, Inc. (the "Company")
     9.35% Senior Subordinated Notes Due 2007 (the "Notes")
     ------------------------------------------------------

Ladies and Gentlemen:

     In connection with our proposed sale of $________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended, and, accordingly, we represent that:

     (1) the offer of the Notes was not made to a person in the United States and the proposed transferee is a Non-U.S. Person (as defined in the Indenture pursuant to which the Notes were issued);

     (2) either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

           (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

     (4) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933, as amended.

     In addition, if the sale is made during a restricted period and the provisions of Rule 903(c)(3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(3) or Rule 904(c)(1), as the case may be.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.


                                        Very truly yours,

                                        [Name of Transferor]


                                        By:
                                                Authorized Signature


                                      D-2